Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

Declaration Page for Use With
Mortgage Guaranty Master Policy

Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this Policy and in reliance on the Insured's Application for coverage under this Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.

Insured's Name and Mailing Address:	Master Policy Number:
LaSalle Bank National Association as Trustee for the	12-670-4-4200
Structured Asset Securities Corporation Mortgage
Pass-Through Certificates, Series 2005-NC1
135 South LaSalle Street	Effective Date of Policy:
Suite 1625	January 1, 2005
Chicago, Illinois 60603

Includes Terms and Conditions #71-7135 (8/94)

Includes Endorsement(s):

#71-70192 (8/01)

#71-70201 (1/03)

In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

MORTGAGE GUARANTY INSURANCE CORPORATION

Authorized Representative

Steven M. Thompson, Vice President

Form #71-70035 (10/96)

Mortgage Guaranty Insurance Corporation

MGIC

250 E. Kilbourn Avenue

P.O. Box 488, Milwaukee, Wisconsin 53201-0488

Endorsement to Mortgage Guaranty Master Policy

Policy Issued To:	Attached to and Forming Part of Master Policy Number:
LaSalle Bank National Association as Trustee for the	12-670-4-4200
Structured Asset Securities Corporation Mortgage
Pass-Through Certificates, Series 2005-NC1
135 South LaSalle Street	Effective Date of Endorsement:
Suite 1625	January 1, 2005
Chicago, Illinois 60603

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans which may be in addition to other mortgage guaranty insurance coverage separately in effect for each of such Loans. This Endorsement will apply to all Loans insured under the Policy. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The terms and conditions of the Policy shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting, or amending the following terms and conditions, as indicated:

I.

Primary Policy

A.

The following definitions are added to the Policy:

1.30

"Original LTV" means the ratio of the principal balance of a Loan at its origination to the Value of the Property, as calculated according to the Company's standard procedures.

1.31

"Primary Policy" means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to either the Federal National Mortgage Association ("Fannie Mae"), or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which provides the minimum coverage required by Section 5.14 hereof, and under a form of policy approved by Fannie Mae or Freddie Mac and in general use for the mortgage loans sold to Fannie Mae or Freddie Mac, as applicable. Upon the Company's request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary Policy under which it obtains coverage.

1.32

"Per Loan Loss Percentage" means the indicated percentage as set forth for a Loan on the applicable Certificate.

B.

The following additional exclusions from coverage contained in new Sections 4.11 and 4.12 are added to the Policy:

4.11

Coverage Required Under Primary Policy - Any Claim, if for any reason coverage under a Primary Policy described in Section 5.14 was not in effect at the time of conveyance of the Property as described in Section 6.1 of this Policy.

4.12

Payment of the Full Benefit of the Primary Policy - Any portion of any Claim for Loss to the extent the Insured under the related Primary Policy has not received the amount of the full benefit of the percentage option claim payment under the Primary Policy (irrespective of the reason or cause, including insolvency of the Primary Policy insurer or failure of the Insured to comply with the terms and conditions of the Primary Policy), assuming that all the terms and conditions of the Primary Policy were fully complied with.

C.

Section 5.8 is amended by adding a new subparagraph (f) as follows:

f.

A copy of the claim and evidence of the payment of, and any adjustments to, the claim under the Primary Policy, and other information related to such Primary Policy as the Company may reasonably request.

D.

The following additional condition precedent to payment of Claim, in new Section 5.14, is added to the Policy:

5.14

Coverage Required Under Primary Policy - Except as hereinafter provided, the Insured shall have coverage in full force and effect under a Primary Policy at the time of conveyance of the Property as described in Section 6.1 of this Policy, which provides coverage against loss resulting from a Borrower's Default. The Primary Policy shall, as a minimum, provide coverage on the principal amount of the Loan for those Loans as set forth on the applicable Certificate and in at least the coverage percent as set forth on such Certificate.

Coverage of a Loan under a Primary Policy must remain in force until cancellation thereof is required under applicable law.

E.

Section 6.1 is deleted in its entirety and replaced with the following:

The Insured must submit and settle its claim under a Primary Policy before a Claim on such Loan may be filed under this Policy, and the Insured shall file a Claim after, but no later than ninety (90) days following, the conveyance to the Insured of Borrower's Title to the Property, and the settlement of the claim under the Primary Policy, whichever is later. If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then, for purposes of the preceding requirements in which reference is made to a period of ninety (90) days following the conveyance to the Insured of Borrower's Title to the Property, in lieu of such reference shall be substituted, as applicable, (a) ninety (90) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) the time specified by Section 5.3. If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the ninety (90) day period for filing of a Claim.

If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of a Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

F.

The introduction to Section 6.2 is deleted in its entirety and replaced with the following:

6.2

Calculation of Claim Amount --- Subject to Sections 7.5 and 5.3, and the requirement for a Primary Policy, if any, the Claim Amount will be an amount equal to the sum of:

G.

Section 6.2 is amended by deleting "and" after subparagraph (iv) and inserting "; and" in place of the period at the end of (v), and by adding a new subparagraph (vi) as follows:

(vi).

The greater of the amount of any claim payment pursuant to a Primary Policy which the Insured received, or which the Insured should have received in order for the exclusion under Section 4.12 of this Policy not to have applied.

H.

Section 6.3(b) is deleted in its entirety and replaced with the following:

b.

Per Loan Loss Percentage Option. In the event the Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the Insured as the Loss the lesser of: (i) the difference between the Claim Amount calculated in accordance with Section 6.2 and the amount realized by the Insured pursuant to its sale, if any, of the Property as provided in Section 5.10 and (ii) the Per Loan Loss Percentage option which shall be calculated by multiplying the applicable Per Loan Loss Percentage for such Loan times the Claim Amount (without any reduction for the Primary Policy claim payment pursuant to Section 6.2(vi)). However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the Per Loan Loss Percentage option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

I.

The following is added at the end of Section 6.3:

Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the insurer under a Primary Policy, no Loss shall be payable under this Policy. For purposes of this Policy any references to "percentage guaranty option" shall be to the "Per Loan Loss Percentage guaranty option".

II.

Other Provisions

A.

Section 1.13 of the Policy is deleted in its entirety and replaced with the following:

1.13

Insured means:

a.

The Person designated on the face of this Policy; or

b.

Any Person to whom coverage has been assigned as permitted by Section 3.5 resulting in a change in the Insured named on a Certificate in accordance with this Policy.

B.

Section 1.24 is amended by adding the following sentence at the end thereof:

"For purposes of this Policy, the term "Servicer" shall include the master servicer for a Loan of whom the Company has been notified, as well as any servicer acting on behalf of the master servicer of whom the Company has been notified."

C.

Section 2.3 of the Policy is amended to read in its entirety as follows:

2.3

Company's Remedies for Misrepresentation -- Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim with respect to such Loan, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate with respect to such Loan retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation with respect to such Loan). In the case of such cancellation or recission, the Company shall return at that time all paid premiums retroactively to such applicable date.

D.

Section 2.4 and all references thereto in the Policy are deleted in their entirety.

E.

Section 2.6a. of the Policy is amended to read in its entirety as follows:

a.

The Company must give the Insured prior notice of the due date for payment of the applicable premium payable for coverage of all Loans insured under this Policy.  The entire premium for all Loans must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment, except that if a Default on a Loan occurs between the last date through which the applicable monthly renewal premium has been paid and the end of such grace period, the Insured shall not be required to pay monthly renewal premiums in connection with such Loan, and coverage of such Default will continue, while such Default exists.  If such Default is not cured and results in a Claim, such unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If a Default occurs prior to the date through which the entire premium for all Loans has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium on such Loan in Default shall be due in order to maintain coverage of such Default. If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable (unless previously paid by the Insured) within forty-five (45) days or such longer period generally allowed by the Company after notice from the Company in order to continue coverage.

If the entire premium for all Loans is not paid within the grace period, at the option of the Company, the coverage of this Policy and the Company's liability as to all Loans will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any existing or future Defaults on any of the Loans will not be covered under this Policy.

Notwithstanding the foregoing, the Insured shall remain obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.8 of this Policy.

F.

Section 2.8 is amended to read in its entirety as follows:

2.8

Cancellation by the Insured of a Certificate --- Notwithstanding any provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan and to pay corresponding premiums for continuation of such coverage for each month or partial month coverage is in effect unless or until (a) the Loan is paid in full or (b) the ratio of the outstanding principal balance of the Loan to the Value (as defined in Section 1.26 of the Policy) of the Property securing the Loan is at least five (5) percentage points less than the Original LTV minus the percentage of coverage for such Loan under this Policy or (c) if otherwise permitted in writing by the Company. Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan by making a written request to the Company for cancellation of coverage on the Loan. However, no refund will be paid upon cancellation of coverage on a Loan. Cancellation of coverage on a Loan will not cancel this Policy.

G.

Section 3.5 is amended to read in its entirety as follows:

3.5

Change of Insured --- Change of Insured shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If coverage of a Loan is to be assigned or transferred by the Insured to a new Insured, the Insured shall request the Company's approval thereof and if the Company approves the change of Insured, the Company shall, thereafter, change its records to identify the new Insured for such Loan. Notwithstanding the foregoing, upon notice to the Company, the Insured may transfer coverage of a Loan to the Owner thereof or, upon the securitization of a Loan, to any trustee in such securitization, in each case without the prior approval of the Company; provided, however, that if in connection therewith there is a change in Servicer or if the servicing of the Loan is assumed by the new Insured or another Person, Section 3.4 of this Policy shall apply and the approval by the Company of such new Servicer, Insured or other Person shall be required.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

Master Reporting Program Endorsement

(With Limited Incontestability)

For Illinois Bulk Transactions

Policy Issued To:	Attached to and Forming Part of Master Policy Number:
LaSalle Bank National Association as Trustee for the	12-670-4-4200
Structured Asset Securities Corporation Mortgage
Pass-Through Certificates, Series 2005-NC1
135 South LaSalle Street	Effective Date of Policy:
Suite 1625	January 1, 2005
Chicago, Illinois 60603

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans under the Master Reporting Program made available by the Company to certain Insureds to whom this Endorsement is issued. An Insured will be entitled to submit Loans for insurance under this Endorsement until written notice from the Company to the Insured. This Endorsement will apply only to a Loan which is identified by the Company as being insured under the Master Reporting Program. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The Policy is amended by adding, deleting, or amending the following terms and conditions, as indicated:

A.

The following additional definitions are added to Section 1 of the Policy:

1.27

Eligibility Criteria means the requirements established by the Company from time to time applicable to the origination of a Loan (including approved mortgage loan programs, maximum loan-to-value ratios and original principal amounts, coverage limitations and underwriting requirements) and of which the Company notifies the Insured, as the same may be amended from time to time by the Company on prior written notice to the Insured.

1.28

Transmittal means the information and format designated as such by the Company which requests or directs the Company to issue its Commitment and tender its Certificate with respect to the Loan identified therein, which may be identified by the title "Transmittal" and which includes all data and information and all exhibits and documents furnished in connection therewith to the Company. Whenever the term "Application" is used in this Policy, the term "Transmittal" and its definition will be substituted therefor.

1.29

Loan File means, with respect to a Loan, copies of all documents (including all data and information in electronic format) created or received in connection with the origination and closing of the Loan, including the Borrower's loan application, purchase contract, appraisal, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

B.

Sections 2.1 through 2.3 of the Policy are deleted in their entirety and replaced with the following:

2.1

Loan Underwriting and Obtaining Coverage , This Policy shall automatically extend to each Loan which the Insured submits for coverage under this Policy, provided that it is made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, and is evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Transmittal to the Company within thirty (30) days after the Insured makes or purchases the Loan (or such longer period as allowed by the Company), and the Company shall then issue a Commitment and Certificate, if all applicable requirements are satisfied.

If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application received by it from the applicant, the Insured will be responsible for notifying the applicant in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

2.2

Representations of the Insured , The Insured represents to the Company that:

a.

All statements made and information provided to the Company in a Transmittal or in a Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File;

b.

All statements made and information provided to the Company in the Transmittal or in any Commitment or Certificate when provided to the Company or contained in the Loan File when the Loan is closed are not false or misleading in any material respect as of such date(s) and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s); and

c.

The Loan complies with the Eligibility Criteria in effect at the time the Transmittal is submitted to the Company.

The foregoing representations will apply to all statements and information provided to the Company in the Transmittal, Commitment or Certificate or contained in the Loan File, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

It is understood and agreed that such statements and information in the Transmittal, Commitment or Certificate, or Loan File in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company's reliance on the representations in this Section 2.2 survive the issuance of a Commitment and Certificate or such continuation of coverage and any later review or audit of the Insured's files by the Company. Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2.

2.3

Company's Remedies for Misrepresentation , If any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or recision, the Company shall return at that time all paid premiums retroactively to such applicable date.

C.

Notwithstanding any other provision of the Policy, including any endorsement to the Policy, Section 2.4 of the Policy is deleted in its entirely and replaced with the following:

2.4

Incontestability for Certain Misrepresentations --- Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in a Transmittal or the related Loan File, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

appraiser, correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Transmittal.

c.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application or Transmittal (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

d.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

e.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

D.

Section 2.12 of the Policy is added with the following:

2.12

Post Underwriting Review and Copies of Loan Files --- The Company or representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data prepared or maintained by or in the possession or under the control of the Insured pertaining to or in connection with Loans insured under this Policy. The Company will have the right to conduct the review on the Insured's premises during normal business hours. The Insured must cooperate fully with the review. In addition, either in written notice to obtain from the Insured a copy of the Loan File for any Loan for which a Commitment or Certificate has been issued pursuant to this Policy. If for any reason the Insured fails to provide a copy of a Loan File at the time of the Company's review or upon the Company's other notice, the Company will provide a second notice to the Insured, allowing the Insured to provide it within an additional thirty (30) day period, then, at the Company's option, the Company will have the right to cancel coverage under the related Certificate.

E.

Section 4.8 is deleted in its entirety and replaced with the following:

4.8

Down Payment , Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Transmittal or Loan File.

F.

Section 4.11 of the Policy is added with the following:

4.11

Non-Eligible Loans , Any Loan that did not meet the Eligibility Criteria in effect at the time the related Transmittal was submitted to the Company.

G.

Section 7.9 of the Policy is deleted in its entirety and replaced with the following:

7.9

No Agency , Neither the Insured, any Servicer, or Owner nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be   agents of any Insured, Servicer or Owner.

All terms capitalized herein will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Table of Contents

Mortgage Guaranty Master Policy

1

Definitions

1.1

Application

1.2

Appropriate Proceedings

1.3

Borrower

1.4

Borrower's Title

1.5

Certificate

1.6

Certificate Effective Date

1.7

Claim

1.8

Claim Amount

1.9

Commitment

1.10

Default

1.11

Environmental Condition

1.12

Good and Merchantable Title

1.13

Insured

1.14

Loan

1.15

Loss

1.16

Owner or Owner of the Loan

1.17

Perfected Claim

1.18

Person

1.19

Physical Damage

1.20

Policy

1.21

Possession of the Property

1.22

Property

1.23

Residential

1.24

Servicer

1.25

Settlement Period

1.26

Value

2

Obtaining Coverage and Payment of Premiums

2.1

Application and Certificate

2.2

Representations of the Insured

2.3

Company's Remedies for Misrepresentation

2.4

Incontestability for Certain Misrepresentations

2.5

Initial Premium and Term of Coverage

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal Premium; Reinstatement of Terminated Coverage

2.7

Special Procedures for Certification of Coverage; Payment of Initial and Renewal Premiums

2.8

Cancellation by the Insured of a Certificate

2.9

Cancellation of Policy

2.10

Relationship Among the Company, the Owner of a Loan, and the Servicer of a Loan

2.11

Refund of Premium for Denial of Claim in Full

3

Changes in Various Loan Terms, Servicing and Insured; Co-ordination and Duplication of Insurance Benefits

3.1

Loan Modifications

3.2

Open End Provisions

3.3

Assumptions

3.4

Change of Servicing

3.5

Change of Owner

3.6

Co-ordination and Duplication of Insurance Benefits

4

Exclusions From Coverage

4.1

Balloon Payment

4.2

Effective Date

4.3

Incomplete Construction

4.4

Fraud, Misrepresentation and Negligence

4.5

Non-Approved Servicer

4.6

Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)

4.7

Pre-Existing Environmental Conditions

4.8

Down Payment

4.9

First Lien Status

4.10

Breach of the Insured's Obligations or Failure to Comply with Terms

5

Conditions Precedent to Payment of Claim

5.1

Notice of Default

5.2

Monthly Reports

5.3

Company's Option to Accelerate Filing of a Claim

5.4

Voluntary Conveyance

5.5

Appropriate Proceedings

5.6

Mitigation of Damages

5.7

Advances

5.8

Claim Information and Other Requirements

5.9

Acquisition of Borrower's Title Not Required

5.10

Sale of a Property by the Insured Before End of Settlement Period

5.11

Foreclosure Bidding Instructions Given by the Company

5.12

Effect of Unexpired Redemption Period on Payment of a Claim

5.13

Collection Assistance

6

Loss Payment Procedure

6.1

Filing of Claim

6.2

Calculation of Claim Amount

6.3

Payment of Loss; Company's Options

6.4

Calculation of Settlement Period

6.5

Payment by the Company After the Settlement Period

6.6

Discharge of Obligation

7

Additional Conditions

7.1

Proceedings of Eminent Domain

7.2

Pursuit of Deficiencies

7.3

Subrogation

7.4

Policy for Exclusive Benefit of the Insured and the Owner

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance

7.6

Arbitration of Disputes; Suits and Actions Brought by the Insured

7.7

Release of Borrower; Defenses of Borrower

7.8

Amendments; No Waiver; Rights and Remedies; Use of Term "Including"

7.9

No Agency

7.10

Successors and Assigns

7.11

Applicable Law and Conformity to Law

7.12

Notice

7.13

Reports and Examinations

7.14

Electronic Media

Terms and Conditions

Definitions

1.1

Application means a request for coverage, including assumption of coverage, under this Policy for a Loan on a form or in a format provided by the Company, and all other statements, documents or information furnished to the Company by the Insured or any other Person in connection with the insuring of the Loan. An application will include information, if so furnished to the Company, contained in the Borrower's Loan application, appraisal, verifications of income and deposit, plans and specifications for the Property, and all other exhibits and documents, and will include all data and information so furnished by electronic means.

1.2

Appropriate Proceedings means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

a.

Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

b.

Enforcing the terms of the Loan as allowed by the laws where the Property is located; or

c.

Acquiring Borrower's Title or Good and Merchantable Title to the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

d.

Asserting the Insured's interest in the Property in a Borrower's bankruptcy.

1.3

Borrower means any Person legally obligated to repay the debt obligation created by a Loan, including any co-signer or guarantor of the Loan.

1.4

Borrower's Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired. Borrower's Title in the Insured may be, but need not be the equivalent of Good and Merchantable Title, and the deed evidencing Borrower's Title need not be recorded unless required by applicable law.

1.5

Certificate means the document, which may be on the same form as the Commitment, issued by the Company pursuant to this Policy and extending the coverage indicated therein to a specified Loan.

1.6

Certificate Effective Date means, as specified in the Certificate, (a) the closing date of a Loan, or (b) the later date requested by the Insured and accepted by the Company.

1.7

Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.8

Claim Amount means the amount calculated in accordance with Section 6.2 of this Policy.

1.9

Commitment means the document, which may be on the same form as the Certificate, issued by the Company evidencing the Company's offer to insure the Loan identified therein, subject to the terms and conditions therein and in this Policy.

1.10

Default means the failure by a Borrower (a) to pay when due an amount equal to or greater than one (1) monthly regular periodic payment due under the terms of a Loan or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due on sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings. Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default. A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for Appropriate Proceedings remains. For example, a Loan is "four (4) months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

1.11

Environmental Condition means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, or poisoning, contamination or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any "Hazardous Substance" as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et. seq., as amended from time to time) or as defined by any similar state law, or of any "Hazardous Waste" or "Regulated Substance" as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law. Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

1.12

Good and Merchantable Title means title to a Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

a.

Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

b.

Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

c.

Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities. Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

1.13

Insured means:

a.

The Person designated on the face of this Policy; or

b.

Any Person to whom coverage has been assigned resulting in a change in the Insured named on a Certificate in accordance with this Policy.

The Insured must be the Servicer of a Loan or, if there is no Servicer, the Owner of the Loan.

1.14

Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

1.15

Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.16

Owner or Owner of the Loan means the Person who owns a Loan and of whom the Company is notified in accordance with this Policy.

1.17

Perfected Claim means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.18

Person means any individual, corporation, partnership, association or other entity.

1.19

Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

1.20

Policy means this contract of insurance and all Applications, Commitments, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

1.21

Possession of the Property means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition.

1.22

Property means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.

1.23

Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development.

1.24

Servicer means that Person acting on behalf of the Owner of a Loan (or on behalf of the Owner's designee, if any) to service the Loan and of whom the Company has been notified. The Servicer acts as a representative of the Owner of the Loan (and the Owner's designee, if any) and will bind the Owner and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. References in this Policy to a Servicer's obligations will not be construed as relieving the Owner or its designee of responsibility for the Servicer's performance.

1.25

Settlement Period means the sixty (60) day period as determined under Section 6.4, at the end of which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

1.26

Value means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or appraised value of the Property as set forth in the Certificate.

Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2

Obtaining Coverage and Payment of Premiums

2.1

Application and Certificate — In order to insure a Loan under this Policy, the Insured or a Person acting on behalf of the Insured must submit to the Company a properly completed Application. Approval of any Application will be at the discretion of the Company and will be in the form of a Commitment or a Certificate which offers to extend, or extends coverage under the terms and conditions of both this Policy and the Commitment or Certificate, as the case may be.

In lieu of such an Application and supporting statements, documents and information submitted to the Company in connection with insuring a Loan, the Company may accept an alternative form of Application, containing more limited information, including certifications by or on behalf of the Insured as to characteristics of a Loan in lieu of supporting statements, documents and information. The Company shall be entitled to fully rely on such alternative Application as submitted. Use of an alternative form of Application shall not waive or change the other terms and conditions of this Policy under which a Loan is insured or the responsibility of the Insured for the accuracy of statements, documents and information submitted by it or other Persons to the Company as provided in this Policy. If the Company declines to approve a mortgage loan, it will not issue a Commitment or Certificate, and it will notify the Insured in writing of such declination. If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application which it received from the applicant, the Insured or such Person will be responsible for notifying the applicant that the Company declined to approve the mortgage loan. Such notification will be made in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

2.2

Representations of the Insured — The Insured represents that:

a.

all statements made and information provided to the Company in an Application or in any Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan), whether by it, the Borrower, or any other Person, have been made and presented for and on behalf of the Insured; and

b.

such statements and information are not false or misleading in any material respect as of the date(s) on which they are made or provided and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s).

It is understood and agreed that such statements and information in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information and without any obligation to independently verify the statements and information submitted to it; and the Company's reliance on the representations in Section 2.2(a) and (b) above survive the issuance of a Commitment and Certificate or such continuation of coverage.

Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

2.3

Company's Remedies for Misrepresentation — Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums retroactively to such applicable date.

2.4

Incontestability for Certain Misrepresentations — Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in an Application, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Application.

c.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

d.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

e.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

2.5

Initial Premium and Term of Coverage

a.

Within fifteen (15) days from the Certificate Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Payment of the initial premium shall be a condition precedent to coverage being extended to the Loan. Subject to cancellation by the Insured or the Company as provided in this Policy, coverage shall remain in full force and effect for the period covered by the initial premium. Tender of the initial premium will constitute a representation for purposes of Section 2.2 by the Insured that any special conditions included by the Company in the related Commitment have been satisfied and that no payment which is then due under the Loan is more than thirty (30) days past due.

b.

The Company will not rescind or cancel coverage, or deny or adjust a Claim for Loss, with respect to a Loan on the basis of a failure to satisfy a special condition (other than a special condition relating to completion of construction, as described in Section 4.3 or to rehabilitation or repairs) if the Borrower has made twenty-four (24) consecutive full installment payments from the Borrower's own funds. The terms "installment payments," "consecutive," and "Borrower's own funds" shall have the meanings provided in Section 2.4(b).

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal Premium; Reinstatement of Terminated Coverage

a.

The Company must give the Insured prior notice of the due date for payment of the applicable renewal premium payable for continued coverage of each Certificate. The entire renewal premium must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment. Upon payment of the entire renewal premium within such grace period, the Certificate will be deemed renewed for the applicable renewal period and a Default occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If a Default occurs prior to the date through which the applicable premium has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium shall be due in order to maintain coverage of such Default.

With respect to a Loan with renewal premiums due on an annual basis, if the annual renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any Default occurring after the date through which the applicable premium has been paid will not be covered. With respect to a Loan with renewal premiums due on a monthly basis, if the monthly renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate as of 12:01 a.m. on the first day following the date through which the applicable monthly premium has been paid, except that if a Default on the Loan occurs between the last date through which the applicable monthly renewal premium has been paid and the end of such grace period, the Insured shall not be required to pay renewal premiums, and coverage of such Default will continue, while such Default exists. If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable (unless previously paid by the Insured) within forty-five (45) days or such longer period generally allowed by the Company after notice from the Company in order to continue coverage. If such Default is not cured and results in a Claim, the unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

b.

If there occurs a transfer of servicing rights for a group of Loans to a new Servicer, a seizure of servicing rights by the Owner of such Loans, or a Servicer's surrender to the Owner of such servicing rights and if:

1.

the Company terminates coverage on one or more of such Loans for nonpayment of the renewal premium; and the grace period for payment of the renewal premium provided for in Section 2.6 (a) expired after such transfer, seizure or surrender;

2.

either the Owner of such Loans on which coverage was terminated, or the new Servicer for such Loans, certifies in writing to the Company within sixty (60) days after expiration of such grace period, that all of such Loans were serviced for the Owner at the time of nonpayment of renewal premium; and that in good faith it believes that the failure to pay the renewal premium on all such Loans was an error or omission caused by such transfer, seizure or surrender of servicing; and

3.

either the Owner or the new Servicer of such Loans pays the entire amount of renewal premiums due and unpaid on all such Loans within such sixty day period; then upon satisfaction of all of the foregoing conditions, the Company shall reinstate coverage on such Loans retroactively to the effective date of termination of coverage, under all of the terms and conditions in effect at termination and as if there had been no lapse in coverage.

2.7

Special Procedures for Certification of Coverage; Payment of Initial and Renewal Premiums

a.

The Company may permit coverage of a Loan to be certified and become effective without the Insured's return of an executed Commitment or Certificate, but coverage will only become effective if within fifteen (15) days after the Certificate Effective Date (or such longer period as the Company may allow) the Insured provides the Company with the Certificate Effective Date and other information required by the Company, and pays the required premium. If signature and return of an executed Commitment or Certificate is not required, the Insured will nevertheless be automatically deemed to have made all certifications, representations and statements attributable to it in the form of the Commitment or Certificate, as though, and to the same extent as if, the Insured had executed and returned the Commitment or Certificate.

b.

The Insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment, but only within sixty (60) days after receipt, in which case coverage will be cancelled retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium. Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.8

Cancellation by the Insured of a Certificate — The Insured may obtain cancellation of a Certificate by returning the Certificate to the Company or making a written request to the Company for cancellation. Upon receipt, the Company will refund, where applicable, a portion of the premium paid in accordance with the appropriate cancellation schedule which is either attached to this Policy or which will be provided by the Company to the Insured upon request. However, no refund on a Certificate will be paid if the Loan is in Default on the date the Company receives the request. Cancellation of a Certificate will not cancel this Policy.

2.9

Cancellation of Policy — Either the Insured or the Company may cancel their respective right or obligation to receive or issue new Commitments or Certificates under this Policy by providing thirty (30) days' written notice of cancellation of this Policy. However, Commitments and Certificates issued prior to such cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured.

2.10

Relationship Among the Company, the Owner of a Loan, and the Servicer of a Loan —The Company will be entitled to assume that the Insured identified on this Policy and under a Certificate is the Owner of the Loan. If the Company receives written notice acceptable to it that there is an Owner of the Loan who is not the Insured, the Company shall identify that Owner in its internal records and for purposes of this Policy. The Company shall be required to identify only one Owner for a Loan at any one time. The Company will provide the Owner of a Loan so identified in its records with an opportunity to cure non-payment of renewal premium, as provided under Section 2.6; will notify such Owner of the Loan of a non-approved Servicer and allow replacement with a new Servicer, as provided under Section 4.5; will allow the Owner (or its designee, if any) to replace a Servicer and allow the replacement Servicer to become the Insured under Section 1.13; and will allow the Owner to become the Insured under Section 1.13 if the Owner services the Loan itself. Any Person becoming an Insured under this Policy shall be subject to all of the terms and conditions of this Policy to the same extent as any previous Insured hereunder and without regard to the extent of the knowledge or responsibility of such Person, relating to matters occurring before such Person became an Insured.

2.11

Refund of Premium for Denial of Claim in Full — If, because of a provision in Sections 2, 3 or 4 (other than Sections 4.3, 4.6, or 4.7), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no Loss being payable.

3

Changes in Various Loan Terms, Servicing and Owner; Co-ordination and Duplication of Insurance Benefits

3.1

Loan Modifications — Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

3.2

Open End Provisions — The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3

Assumptions — If a Loan is assumed with the Insured's approval, the Company's liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption. It is understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a "due-on-sale" clause or is obligated to consent to such assumption under the Loan or applicable law.

3.4

Change of Servicing — If the servicing rights for a Loan are sold, assigned or transferred by the Insured or the Owner, coverage of the Loan hereunder will continue provided that written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company. The Company shall be automatically deemed to have approved as a Servicer any person to whom the Company has issued a master policy, which has not been cancelled, providing for residential mortgage guaranty insurance.

3.5

Change of Owner — If a Loan or a participation in a Loan is sold, assigned or transferred by its Owner, coverage of the Loan will continue, subject to all of the terms and conditions contained in this Policy. The new Owner of the Loan will be identified in the Company's records from the date that the Company receives written notice thereof. In the case of the sale of a participation in a Loan, the Company shall be notified of only one new Owner. If there is new ownership, the Loan must continue to be serviced by a Person approved by the Company as a Servicer.

3.6

Co-ordination and Duplication of Insurance Benefits — The coverage under this Policy shall be excess over any other insurance which may apply to the Property or to the Loan, except for mortgage guaranty pool insurance or supplemental or second tier mortgage insurance.

4

Exclusions From Coverage The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

4.1

Balloon Payment — Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan, (a) as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and (b) which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a "balloon payment"). This exclusion will not apply if the Insured, the Owner of the Loan, or other Person acting on either's behalf offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which (i) constitutes a first lien, (ii) is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1), (iii) is in an amount not less than the then outstanding principal balance, (iv) has no decrease in the amortization period, and (v) is offered regardless of whether the Borrower is then qualified under the Insured's or Owner's underwriting standards. This exclusion also will not apply if the Borrower is notified of the availability of such renewal or extension of the Loan or new loan and does not accept the renewal, extension or new loan.

4.2

Effective Date — Any Claim resulting from a Default existing at the Certificate Effective Date or occurring after lapse or cancellation of a Certificate.

4.3

Incomplete Construction — Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the appraisal of the Property at origination of the Loan was based.

4.4

Fraud, Misrepresentation and Negligence — (a) Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured with respect to the Loan, and the fraud or misrepresentation (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount. (b) Any Claim where there was negligence by the Insured with respect to the Loan, which (1) was material to either the acceptance of the risk or the hazard assumed by the Company; (2) materially contributed to the Default resulting in such Claim; or (3) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.5

Non-Approved Servicer — Any Claim occurring when the Servicer, at time of Default or thereafter, is not approved in writing or in a list published by the Company; provided that this exclusion shall only apply if the Company notifies the Owner of the Loan in writing if a Servicer is no longer approved and if within ninety (90) days thereafter the Owner does not complete a transfer of servicing to a new Servicer approved by the Company.

4.6

Physical Damage (Other than Relating to Pre-Existing Environmental Conditions) — Any Claim where, at any time after the Certificate Effective Date, Physical Damage to a Property (of a type other than as described in Section 4.7 and other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

a.

This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

b.

This exclusion will apply only if such Physical Damage occurred or manifested itself (1) prior to expiration of the Settlement Period and the Company elects to acquire the related Property in settlement of a Claim; or (2) prior to the Default and was the most important cause of the Default and the Property was either uninsured for loss arising from such Physical Damage or was insured for an amount which, disregarding normal and customary deductibles not to exceed fifteen hundred dollars ($1,500) or such higher amount as the Company may provide from time to time, was insufficient to restore the Property as provided in paragraph (c) below.

c.

The exclusion resulting from paragraph (b) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date. In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

d.

For purposes of this Section 4.6, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law; and chattel items affixed to the real property and identified in the appraisal of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

e.

Cost estimates relied upon by the Company in connection with this Section 4.6 shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.7

Pre-Existing Environmental Conditions — Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Certificate Effective Date, subject to the following provisions:

a.

This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

b.

This exclusion will apply only if such Environmental Condition (1) was a principal cause of the Default, and (2) has made the principal Residential structure on the Property uninhabitable. A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

c.

This exclusion will not apply if the Environmental Condition is removed or remedied in a timely and diligent manner in accordance with applicable governmental standards for safe residential occupancy.

4.8

Down Payment — Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Application.

4.9

First Lien Status — Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first lien on the Property.

4.10

Breach of the Insured's Obligations or Failure to Comply with Terms — Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law, if the breach or failure:

a.

Materially contributed to the Default resulting in such Claim; or

b.

Except for a breach described in Section 2.3, increased the Loss; provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

5

Conditions Precedent to Payment of Claim It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

5.1

Notice of Default —  The Insured must give the Company written notice:

a.

Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

b.

Within ten (10) days of either

1.

The date when the Borrower becomes four (4) months in Default on the Loan; or

2.

The date when any Appropriate Proceedings which affect the Loan or the Property or the Insured's or Borrower's interest therein have been started;

whichever occurs first.

5.2

Monthly Reports — Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.3

Company's Option to Accelerate Filing of a Claim — If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured must file a Claim within twenty (20) days after notice from the Company. The Company will then make a payment of Loss in accordance with the percentage guaranty option in Section 6.3(b). Thereafter, following the acquisition of Borrower's Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as specified in Section 6.2, to the extent not included in the payment of the initial Claim. Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). No interest shall be includable in the Claim Amount under this Section 5.3 after the date that the accelerated claim is filed. If a Loan for which the Company has paid a Claim is subsequently brought current by the Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan. If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under Section 7.2.

5.4

Voluntary Conveyance — The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained. Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

5.5

Appropriate Proceedings — The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

In conducting Appropriate Proceedings, the Insured must:

a.

Diligently pursue the Appropriate Proceedings once they have begun;

b.

Apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

c.

 in the Appropriate Proceedings, except as the Company may waive such requirement in writing;

d.

Act and bid at the foreclosure sale in accordance with Section 5.11 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected. Such rights include any rights to obtain a deficiency judgment, subject to the Company's compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

e.

When requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount (as computed under Section 6.2) at least fifteen (15) days before the foreclosure sale.

5.6

Mitigation of Damages — The Insured must actively cooperate with and assist the Company to prevent and mitigate the Loss, including good faith efforts by the Insured to obtain a cure of the Default, collect amounts due under the Loan, inspect and appraise the Property and effectuate the early disposition of the Property. The Company must administer this Policy in good faith.

5.7

Advances — The Insured must advance:

a.

Normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

b.

Reasonable and necessary Property protection and preservation expenses approved by the Company at the time the Company reviews the Claim, which shall not include expenditures to remove an exclusion from coverage under Section 4; and

c.

Reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney's fees.

5.8

Claim Information and Other Requirements — The Insured must provide the Company with:

a.

All information reasonably requested by the Company;

b.

A completed form furnished by or acceptable to the Company for payment of a Claim;

c.

If the Property is not being acquired by the Company: a copy of an executed trustee's or sheriff's deed (which may be unrecorded) conveying Borrower's Title to the Property to the Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower's right of redemption has not expired); or a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance.

In the event the most important cause of Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall instead provide the Company with evidence described in Section 5.8(d)(2) that it has acquired Good and Merchantable Title to the Property.

d.

If the Property is being acquired by the Company:

1.

customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

2.

a title insurance policy acceptable to the Company or an attorney's opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

3.

Possession of the Property, but only if the Company has required such Possession in writing.

e.

Access to the Property, if requested by the Company under Section 6.4 (b).

5.9

Acquisition of Borrower's Title Not Required — The Insured will not be required to acquire Borrower's Title to a Property if (a) the Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to Section 5.3, except that such acquisition will be required as a condition to the Insured's filing of a supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in Section 5.11, or thereafter pursuant to exercise of rights of redemption.

5.10

Sale of a Property by the Insured Before End of Settlement Period

a.

The Insured must submit to the Company any offer to purchase a Property which it receives after the Company has notified the Insured that it will acquire the Property and before the end of the Settlement Period. The Company must then promptly notify the Insured that it will either (1) not approve of such offer, in which case the Company's notice to acquire the Property will remain in effect, or (2) approve such offer, in which case the Company's notice of acquisition will remain in effect, if the approved offer does not close as scheduled. The Insured shall promptly notify the Company if the approved offer does not close as scheduled.

b.

If the Company has not notified the Insured that it will acquire the Property, and if the Company's right to acquire the Property has not expired pursuant to Section 6.5 or has not been waived, the Insured must submit to the Company for approval any offer to purchase the Property which would be acceptable to the Insured. The Company shall then promptly either approve or not approve such offer. If the approved offer expires or is terminated, the Company shall be entitled to pay the Loss payable by (1) paying the percentage guaranty option as calculated under Section 6.3(b), or (2) paying the property acquisition settlement option as calculated under Section 6.3(a), and acquiring the Property; but if the Company's right to acquire the Property has expired pursuant to Section 6.5, or been waived, then such acquisition shall be under the same terms and conditions as the expired or terminated offer, except for terms and conditions relating to the sale price and method of payment of the sale price, which shall instead be governed by Section 6.3. c.

c.

The following provisions shall apply to offers submitted to the Company under this Section 5.10:

1.

At the time it presents an offer, the Insured must also provide the Company with a good faith estimate of gross proceeds and expenses in sufficient detail for the Company to calculate the estimated net proceeds described below. The Company may not require any changes to the offer or direct the marketing of the Property or expenditures by the Insured for restoration of the Property as a condition to its approval.

2.

If the Company approves the offer submitted by the Insured, it must also advise the Insured of the estimated net proceeds which it has calculated. The estimated net proceeds calculated by the Company will be the estimated gross sales proceeds to be received by the Insured less all reasonable estimated expenses submitted by the Insured and approved by the Company in its approval of the offer which have been or are expected to be paid by the Insured in obtaining and closing the sale of the Property. If the estimated net proceeds as calculated by the Company is acceptable to the Insured, the Loss payable shall be computed as determined below. If such calculation is not acceptable to the Insured, the offer shall be deemed to have not been approved by the Company.

3.

If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser of (i) the actual net amount as calculated below, or (ii) the percentage guaranty option under Section 6.3(b) without regard to a sale of the Property. The actual net amount will be the Claim Amount calculated under Section 6.2, except that (a) delinquent interest will be computed through the closing date for sale of the Property and (b) the Claim Amount shall be reduced by the actual net proceeds realized by the Insured from the sale of the Property. The actual net proceeds will be determined in the same manner as the estimated net proceeds, but on the basis of the actual sales proceeds. For purposes of computing a Loss, such actual net proceeds shall not be less than the estimated net proceeds calculated by the Company under this subparagraph (c), or as otherwise approved by the Company.

4.

The Company shall not unreasonably withhold its approval of expenses submitted to it after its approval of an offer. Expenses paid to Persons employed or controlled by the Insured or the Owner of the Loan or their internal costs will not be allowed in calculation of either the estimated or actual net proceeds.

5.

If requested by the Company, the Insured shall advise the Company of the name of the real estate broker or other Person marketing the Property and authorize such broker or other Person to release marketing information about the Property to the Company, if requested by the Company.

5.11

Foreclosure Bidding Instructions Given by the Company — The Insured will be entitled to bid at the foreclosure sale held as part of the Appropriate Proceedings any amount which it determines necessary to obtain Borrower's Title to the Property, unless otherwise directed by the Company. The Company will be entitled to direct the Insured to bid an amount to be determined by the Insured within a minimum and maximum range, as follows:

a.

The minimum amount shall not be less than the fair market value of the Property, but if there has been Physical Damage to the Property which affects its fair market value (as determined before such Physical Damage) by more than ten per cent (10%), the fair market value of the Property shall be its fair market value after restoration of the Property.

b.

The maximum amount shall not exceed the greater of (1) the fair market value of the Property as determined under subparagraph (a) above, or (2) the estimated Claim Amount less the amount which the Company would pay as the percentage guaranty option under Section 6.3(b).

c.

For purposes of this Section 5.11, fair market value shall be determined as of a date acceptable to the Company by an opinion of an independent real estate broker, or by an independent appraiser, in either case selected by or acceptable to the Company.

The Insured is not required to acquire Borrower's Title if it has bid in accordance with this Section 5.11, whether or not pursuant to directions from the Company.

5.12

Effect of Unexpired Redemption Period on Payment of a Claim — If the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company's acquisition thereof, which may be after expiration of the redemption period, but not later than as required by Section 6.4.

If the Company has paid to the Insured a Claim under its percentage guaranty option in Section 6.3 (b), and the related Property is subsequently redeemed by the Borrower, the Insured shall promptly report such redemption to the Company and reimburse the Company for the amount of the Company's Claim payment, to the extent that the sum of the Company's Claim payment and the amount realized by the Insured from the redemption exceeds the Claim Amount, as would have been calculated through the date of redemption.

5.13

Collection Assistance — If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan, including obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured, conducting Property inspections and requesting appraisals of the Property.

6

Loss Payment Procedure

6.1

Filing of Claim — The Insured shall file a Claim after, but no later than sixty (60) days following, the conveyance to the Insured of Borrower's Title to the Property. If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then the Claim must be filed (a) within sixty (60) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) at the time specified by Section 5.3. If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of the Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

6.2

Calculation of Claim Amount — Subject to Sections 7.5 and 5.3, the Claim Amount will be an amount equal to the sum of:

a.

The amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

b.

The amount of accrued and unpaid interest due on the Loan computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

c.

The amount of advances incurred by the Insured under Section 5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or the Owner of the Loan or their other internal costs) provided that:

1.

Attorney's fees advanced for completion of Appropriate Proceedings and obtaining Possession of the Property will not be allowed to the extent they exceed three percent (3%) of the sum of the unpaid principal balance and the accrued and accumulated interest due; and

2.

Such advances, other than attorney's fees, must have first become due and payable after the Default, and payment of such advances must be prorated through the date the Claim is filed with the Company;

less:

(i)

The amount of all rents and other payments (excluding proceeds of a sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property;

(ii)

The amount of cash remaining in any escrow account as of the last payment date;

(iii)

The amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

(iv)

The amount paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan; and

(v)

Any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

6.3

Payment of Loss; Company's Options — Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and if the Company has received a Perfected Claim, the Company shall at its sole option exercise its:

a.

Property acquisition settlement option. Pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 for the Company's acquisition of the Property; or

b.

Percentage guaranty option. Allow the Insured to retain all rights in and title to the Property, and pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 of this Policy multiplied by the percentage of coverage or as otherwise calculated as specified in the Certificate. However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the percentage guaranty option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

c.

Pre-Claim sale option. Pay to the Insured as the Loss the amount calculated in accordance with Section 5.10, if the terms and conditions of Section 5.10 are met.

In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 6.5 or 7.2 when such Sections are applicable. The Company will deduct from its payment of Loss such amounts as may be permitted by this Policy and the aggregate amounts of any payments of Loss which it had previously made. In the event of a Loss on a Loan with renewal premiums due monthly, which results from a Default covered under Section 2.6(a), the Company shall deduct from the payment of Loss an amount equal to any unpaid renewal premiums for the subject Loan through the end of the monthly renewal period in which such Default occurred.

6.4

Calculation of Settlement Period — The Settlement Period will be a sixty (60) day period after the Company's receipt of a Claim, calculated as follows:

a.

No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim. The sixty-day period will be suspended until the Company receives such additional documents and information. The Company may request additional documents and information after such twenty-day period, and the Insured must use reasonable efforts to satisfy such request.

b.

No later than the sixtieth (60th) day after filing of a Claim, the Company may notify the Insured that it will require access to the Property sufficient to inspect, appraise and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it. If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty day period will remain suspended as if the Insured's notice of availability had not been given to the Company.

c.

If the Company has elected to acquire the Property in settlement of a Claim, the sixty day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured's delivery of a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, delivery of Possession to the Property.

d.

If the sixty day period is suspended for more than one reason, the resulting suspended periods will only be cumulative if in fact they occur at different times; to the extent they occur simultaneously, they will not be cumulative.

6.5

Payment by the Company After the Settlement Period — If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Claim. If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6

Discharge of Obligation — Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

7

Additional Conditions

7.1

Proceedings of Eminent Domain — In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2

Pursuit of Deficiencies

a.

The Insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured's acquisition of a Property. Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500. If the Company proposes to pursue a deficiency judgment, in whole or in part for its account, it will notify the Insured at least thirty (30) days before the foreclosure sale. If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

b.

The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.7 or additional interest accrued on the Loan, due to (1) an additional redemptive period or a delay in acquisition of Borrower's Title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

i.

If the deficiency judgment is to be established, in whole or in part, for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, regardless of which settlement option the Company has selected, the full amount of:

(A)

such additional expenses advanced pursuant to Section 5.7 by the Insured; and

(B)

such additional interest accrued on the unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

ii.

If the deficiency judgment is not to be established, in whole or in part, for the account of the Company, none of the additional interest or expenses of the type described in subparagraph (i) above will be includable in the Claim Amount or payable at any time by the Company.

iii.

For purposes of determining the additional expenses described in subparagraph (i) above resulting from pursuing the deficiency judgment, the limitation on attorneys' fees in Section 6.2 will not apply.

iv.

All of the additional interest, expenses, attorney's fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Borrower's Title, including any additional redemptive period.

c.

The Company and the Insured may agree generally or with respect to a Loan to different terms and conditions than set forth in this Section 7.2. The Company and the Insured also may agree to the joint pursuit or other arrangements for the collection of deficiency judgments on mutually acceptable terms and conditions.

7.3

Subrogation — Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured's rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

7.4

Policy for Exclusive Benefit of the Insured and the Owner — A Commitment and Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured and the Owner of the related Loan, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Commitment or Certificate.

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance — If under applicable insolvency or bankruptcy law, a Loan's principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be includable in the Claim Amount, as provided in this Section 7.5.

If a Default occurs on the Loan, the Insured has acquired Borrower's Title or Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period). In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be includable in the Claim Amount, directly or by an addition to the principal balance includable in the Claim Amount.

7.6

Arbitration of Disputes; Suits and Actions Brought by the Insured

a.

Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgment from a court of competent jurisdiction on matters of interpretation of the Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association's National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

b.

No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Borrower's Title to the Property or sale of the Property approved by the Company is completed, whichever is applicable to a Loan. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower's Title or sale, as applicable to a Loan.

c.

If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

7.7

Release of Borrower; Defenses of Borrower — The Insured's execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation under its Certificate to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower's obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

7.8

Amendments; No Waiver; Rights and Remedies; Use of Term "Including"

a.

The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Certificates where the related Commitment was issued on or after the effective date of the amendment.

b.

No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

c.

No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

d.

As used in this Policy, the term "include" or "including" will mean "include or including, without limitation."

7.9

No Agency — Neither the Insured, any Servicer or Owner, nor any of their employees or agents, will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured, Servicer or Owner.

7.10

Successors and Assigns — This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

7.11

Applicable Law and Conformity to Law — All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured on a Certificate is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.12

Notice — All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured. All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.13

Reports and Examinations — The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

7.14

Electronic Media — The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201

Certificate

(Covering Multiple Loans)

Mortgage Guaranty Insurance Corporation, 250 E. Kilbourn Avenue/P.O. Box 488, Milwaukee, Wisconsin 53201-0488 (the "Company"), hereby agrees to pay to the Insured any Loss due to the Default by a Borrower on any Loan identified on the attached schedule, subject to the terms and conditions of the Master Policy identified below, and in reliance on the Insured's Application or Transmittal for insurance.

Insured's Information	Coverage Information

Insured Name and Mailing Address:

LaSalle Bank National Association as Trustee for the

Structured Asset Securities Corporation Mortgage

Pass-Through Certificates, Series 2005-NC1

135 South LaSalle Street

Suite 1625

Chicago, Illinois  60603

Certificate Issuance Date:

January 31, 2005

Certificate Effective Date:

January 1, 2005

Number of Loans Insured:

1,139

Aggregate Insured Amount of Loans: $222,559,178.72

Coverage Amount on Each loan: See attached schedule

Master Policy Information	Premium Information
Master Policy Number: 12-670-4-4200 Applicable Endorsements: #71-70192 (6/01) #71-70201 (1/03)	Premium Rate: 155 basis points (annualized) Premium Type: Monthly Premium Refundability: Non-refundable Renewal Option: Declining Premium Source: Non-Borrower Paid

Notes

•

The attached schedule contains a summary of coverage and premium information on a loan-by-loan basis and the schedule is incorporated herein and constitutes a part of this Certificate.

•

For Loans secured by properties located in Kentucky or West Virginia, the premium rates identified on the attached schedule do not include any applicable state and local premium taxes which may be due and required to be paid by the Insured, and which will be billed by the Company to the Insured.

•

Pursuant to Section 2.07(a) of the Master Policy, this Certificate becomes effective without the Insured's execution or return of same.

•

In issuing this Certificate, the Company has relied upon certain information and data received from or on behalf of the Insured, including, but not limited to, information and data contained in one or more electronic file transfers to the Company, as well as information and data summarized in a letter from MGIC to the Insured and any such other parties identified in such letter.  Such information and data and a copy of such letter are attached to this Certificate.

•

All capitalized terms used herein shall have the meaning assigned to such terms in the Master Policy.

INSURED CERTIFICATION: By tendering the initial premium, the Insured certifies that: 1) each of the Loans identified on the attached schedule has been closed; 2) Loan information set forth on the attached schedule or any other attachments to this Certificate is true and correct and the Company can rely on it in extending coverage to the Loans; 3) none of the Loans is in Default as of its Certificate Effective Date; and 4) as of the Certificate Issuance Date set forth above, the Insured had no knowledge of any material changes in any statement or representation contained in the Application or Transmittal for this insurance.

Loan	Amount of		Amount of	MGIC
Number	Insurable Loan	LTV	MGIC Coverage	Certificate Number

Total Number of Insurable Loans:	1,139
Total Amount of Insurable Loans:	$222,559,178.72
Annualized Monthly Premium Rate:	155 bp

1	1000137195	$ 52,167.05	90.00	34	to be assigned
2	1000139095	$ 54,109.47	95.00	37	to be assigned
3	1893189	$ 57,376.95	90.00	34	to be assigned
4	1910599	$ 59,755.42	90.00	34	to be assigned
5	1893575	$ 66,405.81	83.13	28	to be assigned
6	1000120096	$ 68,245.18	90.00	34	to be assigned
7	1000108662	$ 68,347.16	90.00	34	to be assigned
8	1000135525	$ 71,943.83	90.00	34	to be assigned
9	1000142410	$ 78,253.05	90.00	34	to be assigned
10	1000133563	$ 91,943.10	100.00	40	to be assigned
11	1000105558	$ 95,298.39	83.13	28	to be assigned
12	1000136472	$ 103,636.52	85.00	30	to be assigned
13	1937730	$ 107,912.34	90.00	34	to be assigned
14	1000164128	$ 109,178.17	95.00	37	to be assigned
15	1939172	$ 110,506.98	90.00	34	to be assigned
16	1879547	$ 113,096.72	87.23	32	to be assigned
17	1960562	$ 114,883.31	82.73	28	to be assigned
18	1000089120	$ 115,932.24	90.00	34	to be assigned
19	1000127026	$ 116,674.24	93.40	36	to be assigned
20	1936717	$ 116,657.97	95.00	37	to be assigned
21	1937081	$ 117,214.67	85.00	30	to be assigned
22	1000097120	$ 118,712.71	90.00	34	to be assigned
23	1000080646	$ 124,120.43	82.80	28	to be assigned
24	1929294	$ 124,885.70	92.59	36	to be assigned
25	1936024	$ 127,201.34	85.00	30	to be assigned
26	1956887	$ 134,560.97	90.00	34	to be assigned
27	1940249	$ 135,083.63	90.00	34	to be assigned
28	1000074742	$ 137,241.39	94.99	37	to be assigned
29	1000109206	$ 137,855.40	84.98	30	to be assigned
30	1894646	$ 139,311.32	95.00	37	to be assigned
31	1935727	$ 143,794.27	90.00	34	to be assigned
32	1898321	$ 148,141.59	90.00	34	to be assigned
33	1952463	$ 153,878.66	88.51	33	to be assigned
34	1926111	$ 157,246.09	90.00	34	to be assigned
35	1000080888	$ 159,824.86	87.43	32	to be assigned
36	1914266	$ 161,247.26	95.00	37	to be assigned
37	1957000	$ 165,031.06	90.00	34	to be assigned
38	1000142205	$ 169,000.00	93.89	37	to be assigned
39	1925318	$ 169,271.32	93.13	36	to be assigned
40	1000115958	$ 170,874.36	90.00	34	to be assigned
41	1000154629	$ 170,874.36	89.53	33	to be assigned
42	1941603	$ 172,560.10	90.00	34	to be assigned
43	1000112791	$ 174,099.78	81.05	26	to be assigned
44	1932003	$ 175,449.76	95.00	37	to be assigned
45	1963573	$ 179,891.50	90.00	34	to be assigned
46	1941820	$ 186,863.97	85.00	30	to be assigned
47	1000094150	$ 193,000.00	87.73	32	to be assigned
48	1898756	$ 193,886.12	90.00	34	to be assigned
49	1947877	$ 194,885.47	88.44	33	to be assigned
50	1932862	$ 197,448.89	94.10	37	to be assigned
51	1940026	$ 199,569.42	85.00	30	to be assigned
52	1000151347	$ 200,000.00	86.96	32	to be assigned
53	1000167606	$ 201,461.96	90.00	34	to be assigned
54	1933911	$ 208,873.39	84.96	30	to be assigned
55	1000102686	$ 210,435.71	90.00	34	to be assigned
56	1000145532	$ 213,589.77	95.00	37	to be assigned
57	1000093268	$ 224,853.57	86.54	31	to be assigned
58	1921002	$ 229,500.00	90.00	34	to be assigned
59	1943206	$ 241,764.79	82.03	27	to be assigned
60	1940207	$ 265,169.68	90.00	34	to be assigned
61	1936874	$ 269,838.10	90.00	34	to be assigned
62	1902245	$ 282,600.00	90.00	34	to be assigned
63	1000074546	$ 287,535.18	90.00	34	to be assigned
64	1937411	$ 296,497.08	90.00	34	to be assigned
65	1944294	$ 305,763.65	90.00	34	to be assigned
66	1952801	$ 318,520.45	85.00	30	to be assigned
67	1000191447	$ 319,285.62	90.00	34	to be assigned
68	1905035	$ 319,052.07	90.00	34	to be assigned
69	1888322	$ 329,503.71	89.19	33	to be assigned
70	1942581	$ 332,716.08	90.00	34	to be assigned
71	1938116	$ 363,009.89	90.00	34	to be assigned
72	1894553	$ 365,728.37	89.27	33	to be assigned
73	1940020	$ 365,444.07	89.27	33	to be assigned
74	1940274	$ 366,025.41	90.00	34	to be assigned
75	1875104	$ 379,731.80	88.37	33	to be assigned
76	1932886	$ 399,641.67	89.69	34	to be assigned
77	1000082305	$ 416,231.68	85.00	30	to be assigned
78	1935462	$ 418,183.14	90.00	34	to be assigned
79	1000095694	$ 427,042.21	90.00	34	to be assigned
80	1000126759	$ 428,950.08	85.00	30	to be assigned
81	1000124065	$ 438,639.44	87.80	32	to be assigned
82	1000116831	$ 440,267.74	90.00	34	to be assigned
83	1922652	$ 441,391.45	95.00	37	to be assigned
84	1886282	$ 449,795.01	85.00	30	to be assigned
85	1000148708	$ 472,108.85	90.00	34	to be assigned
86	1935273	$ 479,722.27	85.00	30	to be assigned
87	1852725	$ 93,430.61	85.00	30	to be assigned
88	1891808	$ 101,643.28	90.00	34	to be assigned
89	1892972	$ 142,415.43	95.00	37	to be assigned
90	1894499	$ 138,022.48	85.00	30	to be assigned
91	1897432	$ 71,064.28	90.00	34	to be assigned
92	1900802	$ 211,197.47	90.00	34	to be assigned
93	1902026	$ 105,927.41	84.80	30	to be assigned
94	1902175	$ 175,350.37	87.75	32	to be assigned
95	1922378	$ 93,543.58	90.00	34	to be assigned
96	1927882	$ 102,450.26	95.00	37	to be assigned
97	1928150	$ 212,300.31	85.00	30	to be assigned
98	1931077	$ 97,139.89	90.00	34	to be assigned
99	1933219	$ 139,401.54	90.00	34	to be assigned
100	1933568	$ 159,545.75	88.89	33	to be assigned
101	1935554	$ 134,883.77	87.10	32	to be assigned
102	1935595	$ 196,975.59	90.00	34	to be assigned
103	1936125	$ 223,806.19	88.19	32	to be assigned
104	1936330	$ 71,940.39	84.71	30	to be assigned
105	1936336	$ 109,638.01	90.00	34	to be assigned
106	1936403	$ 166,900.89	100.00	40	to be assigned
107	1936448	$ 117,798.49	90.00	34	to be assigned
108	1936756	$ 386,533.47	90.00	34	to be assigned
109	1937055	$ 146,867.11	89.63	34	to be assigned
110	1937115	$ 130,790.57	85.00	30	to be assigned
111	1937334	$ 373,000.00	89.88	34	to be assigned
112	1937973	$ 107,840.55	90.00	34	to be assigned
113	1938211	$ 152,722.63	85.00	30	to be assigned
114	1938869	$ 269,736.31	89.11	33	to be assigned
115	1939398	$ 156,908.75	85.00	30	to be assigned
116	1939457	$ 60,213.10	90.00	34	to be assigned
117	1939967	$ 143,097.91	89.39	33	to be assigned
118	1940036	$ 216,900.00	90.00	34	to be assigned
119	1941097	$ 151,872.92	100.00	40	to be assigned
120	1942244	$ 212,820.17	84.19	29	to be assigned
121	1942663	$ 352,960.44	90.00	34	to be assigned
122	1942808	$ 58,448.13	90.00	34	to be assigned
123	1943018	$ 113,767.54	95.00	37	to be assigned
124	1947857	$ 210,475.01	90.00	34	to be assigned
125	1948733	$ 125,905.54	86.90	31	to be assigned
126	1948744	$ 84,327.24	90.00	34	to be assigned
127	1950363	$ 131,084.81	82.00	27	to be assigned
128	1950608	$ 191,526.70	90.00	34	to be assigned
129	1950928	$ 317,000.00	84.99	30	to be assigned
130	1951270	$ 390,000.00	89.66	34	to be assigned
131	1951352	$ 98,894.53	82.50	28	to be assigned
132	1952721	$ 143,879.14	90.00	34	to be assigned
133	1953232	$ 89,931.17	90.00	34	to be assigned
134	1953290	$ 117,366.26	90.00	34	to be assigned
135	1953572	$ 116,900.73	87.31	32	to be assigned
136	1953768	$ 457,300.00	85.00	30	to be assigned
137	1953969	$ 114,652.68	82.14	27	to be assigned
138	1954769	$ 174,849.33	94.59	37	to be assigned
139	1954876	$ 139,378.71	90.00	34	to be assigned
140	1955057	$ 118,911.68	85.00	30	to be assigned
141	1955358	$ 161,999.75	90.00	34	to be assigned
142	1955601	$ 157,500.00	90.00	34	to be assigned
143	1956009	$ 200,825.24	89.73	34	to be assigned
144	1956382	$ 137,375.69	87.58	32	to be assigned
145	1956814	$ 161,367.27	89.72	34	to be assigned
146	1957800	$ 178,010.25	95.00	37	to be assigned
147	1957997	$ 207,000.00	90.00	34	to be assigned
148	1958096	$ 93,997.00	90.00	34	to be assigned
149	1958262	$ 203,012.30	85.00	30	to be assigned
150	1958846	$ 225,000.00	90.00	34	to be assigned
151	1959541	$ 219,804.95	89.80	34	to be assigned
152	1960144	$ 107,917.82	90.00	34	to be assigned
153	1960153	$ 135,885.17	85.00	30	to be assigned
154	1960427	$ 184,319.81	90.00	34	to be assigned
155	1961164	$ 242,996.88	86.79	31	to be assigned
156	1961187	$ 151,095.41	90.00	34	to be assigned
157	1961252	$ 192,808.23	85.00	30	to be assigned
158	1961532	$ 359,683.92	90.00	34	to be assigned
159	1961802	$ 257,226.94	90.00	34	to be assigned
160	1961990	$ 70,510.03	85.00	30	to be assigned
161	1962885	$ 101,913.03	87.18	32	to be assigned
162	1962907	$ 120,000.00	83.33	28	to be assigned
163	1963014	$ 68,219.36	85.00	30	to be assigned
164	1963031	$ 492,630.44	85.00	30	to be assigned
165	1963188	$ 428,880.00	85.00	30	to be assigned
166	1963189	$ 187,000.00	85.00	30	to be assigned
167	1963620	$ 97,153.21	83.55	29	to be assigned
168	1963829	$ 95,329.91	90.00	34	to be assigned
169	1964127	$ 110,260.56	85.00	30	to be assigned
170	1964269	$ 70,493.63	85.00	30	to be assigned
171	1964842	$ 299,638.86	83.33	28	to be assigned
172	1968312	$ 274,500.00	90.00	34	to be assigned
173	1968410	$ 205,000.00	83.67	29	to be assigned
174	1969483	$ 102,916.40	83.74	29	to be assigned
175	1969575	$ 254,755.50	85.00	30	to be assigned
176	1969832	$ 385,500.00	87.61	32	to be assigned
177	1970914	$ 111,800.20	84.21	29	to be assigned
178	1972008	$ 280,500.00	85.00	30	to be assigned
179	1972178	$ 332,693.06	88.80	33	to be assigned
180	1972299	$ 344,250.00	85.00	30	to be assigned
181	1972414	$ 204,154.35	90.00	34	to be assigned
182	1973489	$ 259,092.94	85.00	30	to be assigned
183	1973490	$ 391,000.00	85.00	30	to be assigned
184	1974457	$ 178,030.27	90.00	34	to be assigned
185	1976104	$ 202,350.00	95.00	37	to be assigned
186	1977899	$ 184,500.00	90.00	34	to be assigned
187	1978930	$ 440,100.00	90.00	34	to be assigned
188	1000084269	$ 254,745.66	83.88	29	to be assigned
189	1000087015	$ 387,613.74	84.35	29	to be assigned
190	1000087587	$ 81,933.44	81.19	27	to be assigned
191	1000092198	$ 84,159.01	81.75	27	to be assigned
192	1000094249	$ 94,678.67	81.72	27	to be assigned
193	1000095881	$ 178,077.98	90.00	34	to be assigned
194	1000097442	$ 346,499.99	94.93	37	to be assigned
195	1000098218	$ 549,950.00	85.00	30	to be assigned
196	1000101963	$ 165,646.44	85.00	30	to be assigned
197	1000103444	$ 129,876.64	89.04	33	to be assigned
198	1000103961	$ 317,545.83	89.58	34	to be assigned
199	1000105914	$ 122,301.63	90.00	34	to be assigned
200	1000107896	$ 213,586.54	95.00	37	to be assigned
201	1000108378	$ 197,073.60	85.00	30	to be assigned
202	1000109126	$ 134,880.31	90.00	34	to be assigned
203	1000109215	$ 134,179.76	85.00	30	to be assigned
204	1000110141	$ 148,375.85	89.46	33	to be assigned
205	1000110436	$ 94,430.56	90.00	34	to be assigned
206	1000110999	$ 57,759.61	85.00	30	to be assigned
207	1000115547	$ 204,090.66	94.12	37	to be assigned
208	1000116038	$ 369,000.00	87.86	32	to be assigned
209	1000117956	$ 53,965.91	90.00	34	to be assigned
210	1000120201	$ 102,909.56	100.00	40	to be assigned
211	1000121004	$ 299,775.11	88.24	33	to be assigned
212	1000122469	$ 180,367.38	95.00	37	to be assigned
213	1000122771	$ 107,940.39	90.00	34	to be assigned
214	1000123002	$ 83,635.35	90.00	34	to be assigned
215	1000123645	$ 136,879.71	100.00	40	to be assigned
216	1000123841	$ 110,021.51	95.00	37	to be assigned
217	1000126143	$ 202,373.48	90.00	34	to be assigned
218	1000128631	$ 346,500.00	90.00	34	to be assigned
219	1000129989	$ 287,752.03	88.62	33	to be assigned
220	1000130183	$ 220,560.07	85.00	30	to be assigned
221	1000130227	$ 140,306.74	90.00	34	to be assigned
222	1000134722	$ 299,699.99	90.00	34	to be assigned
223	1000136463	$ 123,767.95	89.97	34	to be assigned
224	1000137293	$ 94,421.00	82.17	27	to be assigned
225	1000137435	$ 103,911.32	84.55	30	to be assigned
226	1000138407	$ 250,890.08	90.00	34	to be assigned
227	1000139442	$ 114,669.82	85.00	30	to be assigned
228	1000139852	$ 116,903.91	84.78	30	to be assigned
229	1000140038	$ 81,540.64	85.00	30	to be assigned
230	1000140109	$ 157,500.00	90.00	34	to be assigned
231	1000141171	$ 107,907.01	89.26	33	to be assigned
232	1000141876	$ 112,421.39	87.89	32	to be assigned
233	1000143311	$ 147,111.30	95.00	37	to be assigned
234	1000143874	$ 107,006.88	90.00	34	to be assigned
235	1000143954	$ 237,799.06	85.00	30	to be assigned
236	1000144427	$ 217,802.92	81.50	27	to be assigned
237	1000144935	$ 108,910.48	94.78	37	to be assigned
238	1000145961	$ 116,084.19	85.00	30	to be assigned
239	1000146327	$ 252,528.71	95.00	37	to be assigned
240	1000146489	$ 237,769.78	85.00	30	to be assigned
241	1000147754	$ 144,304.56	85.00	30	to be assigned
242	1000147790	$ 119,931.31	100.00	40	to be assigned
243	1000147843	$ 79,847.19	82.80	28	to be assigned
244	1000147861	$ 170,866.60	84.65	30	to be assigned
245	1000148450	$ 174,871.41	87.50	32	to be assigned
246	1000152355	$ 93,421.60	85.00	30	to be assigned
247	1000153292	$ 115,924.50	100.00	40	to be assigned
248	1000153336	$ 71,358.92	85.00	30	to be assigned
249	1000153648	$ 157,370.64	88.98	33	to be assigned
250	1000154601	$ 109,728.54	90.00	34	to be assigned
251	1000154683	$ 110,420.42	85.00	30	to be assigned
252	1000154969	$ 121,407.08	90.00	34	to be assigned
253	1000155691	$ 124,882.53	81.70	27	to be assigned
254	1000155913	$ 109,920.78	100.00	40	to be assigned
255	1000156039	$ 337,500.00	90.00	34	to be assigned
256	1000157109	$ 123,410.16	87.65	32	to be assigned
257	1000158509	$ 99,792.31	85.00	30	to be assigned
258	1000159875	$ 101,939.16	85.00	30	to be assigned
259	1000161639	$ 128,896.32	82.43	28	to be assigned
260	1000163511	$ 259,999.99	84.69	30	to be assigned
261	1000164280	$ 101,932.93	85.00	30	to be assigned
262	1000164342	$ 76,941.99	81.05	26	to be assigned
263	1000166064	$ 130,424.14	90.00	34	to be assigned
264	1000166162	$ 121,405.21	90.00	34	to be assigned
265	1000168473	$ 298,264.22	85.00	30	to be assigned
266	1000170175	$ 98,931.52	90.00	34	to be assigned
267	1000170656	$ 109,884.05	88.71	33	to be assigned
268	1000173225	$ 233,786.39	86.67	31	to be assigned
269	1000174108	$ 75,439.26	90.00	34	to be assigned
270	1000175198	$ 233,205.61	90.00	34	to be assigned
271	1000175553	$ 330,000.00	83.54	29	to be assigned
272	1000180093	$ 250,870.78	90.00	34	to be assigned
273	1000180663	$ 152,041.53	85.00	30	to be assigned
274	1000186587	$ 202,369.54	90.00	34	to be assigned
275	1000188282	$ 175,608.75	95.00	37	to be assigned
276	1000188291	$ 175,355.86	90.00	34	to be assigned
277	1000188790	$ 241,932.54	90.00	34	to be assigned
278	1000191508	$ 130,417.63	90.00	34	to be assigned
279	1000199074	$ 344,700.00	94.98	37	to be assigned
280	1000199323	$ 72,853.51	90.00	34	to be assigned
281	1722378	$ 71,453.46	89.38	33	to be assigned
282	1840691	$ 107,919.04	90.00	34	to be assigned
283	1850850	$ 80,684.46	85.00	30	to be assigned
284	1857056	$ 103,439.20	90.00	34	to be assigned
285	1861931	$ 167,920.85	84.90	30	to be assigned
286	1875440	$ 64,088.48	94.30	37	to be assigned
287	1879902	$ 194,617.99	95.00	37	to be assigned
288	1881063	$ 138,489.71	90.00	34	to be assigned
289	1891280	$ 111,615.21	95.00	37	to be assigned
290	1902170	$ 156,637.11	95.00	37	to be assigned
291	1904302	$ 336,835.38	90.00	34	to be assigned
292	1904595	$ 107,812.34	90.00	34	to be assigned
293	1907024	$ 56,377.72	95.00	37	to be assigned
294	1909529	$ 396,164.50	90.00	34	to be assigned
295	1910893	$ 68,217.60	93.70	36	to be assigned
296	1914014	$ 66,456.72	95.00	37	to be assigned
297	1914520	$ 199,839.27	100.00	40	to be assigned
298	1914652	$ 175,366.46	90.00	34	to be assigned
299	1917954	$ 65,949.02	83.54	29	to be assigned
300	1921887	$ 251,548.68	95.00	37	to be assigned
301	1921966	$ 242,090.72	95.00	37	to be assigned
302	1927080	$ 189,873.79	95.00	37	to be assigned
303	1927171	$ 180,756.76	90.00	34	to be assigned
304	1927959	$ 232,838.84	84.73	30	to be assigned
305	1935193	$ 98,851.11	90.00	34	to be assigned
306	1935795	$ 93,928.83	98.95	40	to be assigned
307	1938098	$ 213,441.15	92.93	36	to be assigned
308	1948045	$ 269,800.82	90.00	34	to be assigned
309	1949498	$ 89,178.97	85.00	30	to be assigned
310	1955619	$ 104,420.08	95.00	37	to be assigned
311	1956357	$ 61,714.10	95.00	37	to be assigned
312	1961781	$ 284,790.60	95.00	37	to be assigned
313	1961845	$ 74,879.63	100.00	40	to be assigned
314	1964069	$ 131,833.97	90.00	34	to be assigned
315	1964380	$ 149,518.55	86.00	31	to be assigned
316	1000067091	$ 237,326.37	95.00	37	to be assigned
317	1000091590	$ 404,547.14	90.00	34	to be assigned
318	1000093678	$ 125,915.45	90.00	34	to be assigned
319	1000095792	$ 124,914.41	100.00	40	to be assigned
320	1000101605	$ 104,426.98	95.00	37	to be assigned
321	1000101730	$ 227,837.45	95.00	37	to be assigned
322	1000111827	$ 174,660.71	95.00	37	to be assigned
323	1000121371	$ 67,449.91	90.00	34	to be assigned
324	1000128294	$ 142,388.39	95.00	37	to be assigned
325	1000132699	$ 133,992.23	90.00	34	to be assigned
326	1000149878	$ 177,611.34	90.00	34	to be assigned
327	1000160211	$ 67,400.93	95.00	37	to be assigned
328	1000160952	$ 287,620.95	95.00	37	to be assigned
329	1000164057	$ 173,725.55	95.00	37	to be assigned
330	1000174126	$ 286,757.07	100.00	40	to be assigned
331	1000175571	$ 81,027.99	90.00	34	to be assigned
332	1000187924	$ 78,945.90	92.94	36	to be assigned
333	1684450	$ 112,493.56	82.48	28	to be assigned
334	1853346	$ 157,313.64	82.89	28	to be assigned
335	1801956	$ 107,302.66	85.00	30	to be assigned
336	1882966	$ 55,281.57	88.05	32	to be assigned
337	1897827	$ 82,793.54	90.00	34	to be assigned
338	1930783	$ 87,292.62	89.18	33	to be assigned
339	1857530	$ 90,148.95	95.00	37	to be assigned
340	1852974	$ 94,275.27	90.00	34	to be assigned
341	1918429	$ 103,323.02	90.00	34	to be assigned
342	1918149	$ 112,039.51	85.00	30	to be assigned
343	1849191	$ 115,200.00	90.00	34	to be assigned
344	1884696	$ 123,913.35	85.00	30	to be assigned
345	1886212	$ 126,477.73	85.00	30	to be assigned
346	1896181	$ 127,800.00	90.00	34	to be assigned
347	1896401	$ 139,318.51	90.00	34	to be assigned
348	1924488	$ 141,821.95	100.00	40	to be assigned
349	1896867	$ 152,733.25	85.00	30	to be assigned
350	1853767	$ 158,328.37	95.00	37	to be assigned
351	1888866	$ 162,942.06	85.00	30	to be assigned
352	1891235	$ 196,740.07	83.83	29	to be assigned
353	1854949	$ 238,153.96	90.00	34	to be assigned
354	1881874	$ 249,580.78	89.29	33	to be assigned
355	1000052980	$ 296,142.72	85.00	30	to be assigned
356	1880293	$ 296,475.76	83.66	29	to be assigned
357	1912969	$ 346,500.00	90.00	34	to be assigned
358	1923427	$ 359,541.44	90.00	34	to be assigned
359	1929968	$ 444,303.60	83.96	29	to be assigned
360	1926092	$ 343,820.56	85.00	30	to be assigned
361	1000085516	$ 240,858.42	90.00	34	to be assigned
362	1870285	$ 50,947.74	85.00	30	to be assigned
363	1853943	$ 327,655.00	95.00	37	to be assigned
364	1925630	$ 274,171.33	90.00	34	to be assigned
365	1901286	$ 152,796.07	85.00	30	to be assigned
366	1886420	$ 209,604.13	90.69	34	to be assigned
367	1886642	$ 127,266.60	85.00	30	to be assigned
368	1937858	$ 148,545.95	85.00	30	to be assigned
369	1000177757	$ 63,694.57	85.00	30	to be assigned
370	1951334	$ 90,460.46	85.00	30	to be assigned
371	1970047	$ 93,439.14	85.00	30	to be assigned
372	1895431	$ 101,912.00	85.00	30	to be assigned
373	1000208821	$ 101,925.05	85.00	30	to be assigned
374	1918478	$ 106,108.11	90.00	34	to be assigned
375	1923559	$ 112,145.87	87.00	32	to be assigned
376	1856037	$ 123,329.46	95.00	37	to be assigned
377	1962806	$ 123,291.63	88.85	33	to be assigned
378	1918201	$ 127,394.45	85.00	30	to be assigned
379	1958982	$ 136,164.04	80.18	26	to be assigned
380	1922948	$ 139,391.17	90.00	34	to be assigned
381	1936505	$ 140,887.79	85.00	30	to be assigned
382	1972825	$ 142,401.43	95.00	37	to be assigned
383	1958411	$ 149,885.29	82.42	28	to be assigned
384	1949371	$ 152,894.70	90.00	34	to be assigned
385	1845490	$ 153,318.75	89.09	33	to be assigned
386	1896921	$ 157,122.36	85.00	30	to be assigned
387	1000170950	$ 157,364.39	87.02	32	to be assigned
388	1000173190	$ 161,354.00	85.00	30	to be assigned
389	1971087	$ 161,470.48	95.00	37	to be assigned
390	1950378	$ 163,062.21	83.69	29	to be assigned
391	1965316	$ 164,881.18	82.50	28	to be assigned
392	1974792	$ 165,418.06	85.00	30	to be assigned
393	1963469	$ 169,885.93	85.00	30	to be assigned
394	1949046	$ 171,784.42	90.00	34	to be assigned
395	1971235	$ 183,418.97	85.00	30	to be assigned
396	1950407	$ 184,365.12	90.00	34	to be assigned
397	1000200419	$ 184,840.72	85.65	30	to be assigned
398	1959778	$ 185,000.00	82.22	28	to be assigned
399	1000100571	$ 185,140.08	90.00	34	to be assigned
400	1951205	$ 193,307.36	84.13	29	to be assigned
401	1965217	$ 194,823.71	87.84	32	to be assigned
402	1968498	$ 203,811.96	81.60	27	to be assigned
403	1894348	$ 206,878.42	90.00	34	to be assigned
404	1949493	$ 208,636.26	80.38	26	to be assigned
405	1901459	$ 209,342.83	85.00	30	to be assigned
406	1969829	$ 215,731.77	90.00	34	to be assigned
407	1959884	$ 219,791.25	88.00	32	to be assigned
408	1956244	$ 220,811.57	85.00	30	to be assigned
409	1965438	$ 220,818.85	85.00	30	to be assigned
410	1857544	$ 225,106.36	80.45	26	to be assigned
411	1972685	$ 237,762.61	85.00	30	to be assigned
412	1924912	$ 244,773.65	85.96	31	to be assigned
413	1965086	$ 251,758.57	89.36	33	to be assigned
414	1964346	$ 254,748.56	85.00	30	to be assigned
415	1950943	$ 271,753.63	85.00	30	to be assigned
416	1958925	$ 276,772.50	81.47	27	to be assigned
417	1965442	$ 280,291.83	85.00	30	to be assigned
418	1969826	$ 292,500.00	90.00	34	to be assigned
419	1893614	$ 300,999.58	86.00	31	to be assigned
420	1000168721	$ 301,252.37	90.00	34	to be assigned
421	1944654	$ 314,241.69	85.00	30	to be assigned
422	1959705	$ 314,739.77	90.00	34	to be assigned
423	1965678	$ 331,277.57	85.00	30	to be assigned
424	1967998	$ 336,371.85	90.00	34	to be assigned
425	1886457	$ 344,777.75	89.61	34	to be assigned
426	1971740	$ 351,890.00	80.89	26	to be assigned
427	1904540	$ 360,000.00	93.99	37	to be assigned
428	1000174858	$ 360,965.37	85.00	30	to be assigned
429	1968379	$ 369,630.96	83.52	29	to be assigned
430	1958183	$ 372,678.85	81.44	27	to be assigned
431	1965392	$ 382,180.23	85.00	30	to be assigned
432	1944731	$ 386,682.77	83.05	28	to be assigned
433	1000166554	$ 387,669.20	88.18	32	to be assigned
434	1953547	$ 388,126.86	90.00	34	to be assigned
435	1970229	$ 399,000.00	95.00	37	to be assigned
436	1965150	$ 440,138.21	84.71	30	to be assigned
437	1916336	$ 524,161.99	84.00	29	to be assigned
438	1958272	$ 268,775.11	84.06	29	to be assigned
439	1959417	$ 274,772.35	84.62	30	to be assigned
440	1000159820	$ 165,643.22	85.00	30	to be assigned
441	1000166224	$ 97,671.83	85.00	30	to be assigned
442	1000170745	$ 340,673.30	85.00	30	to be assigned
443	1000207975	$ 290,405.03	85.00	30	to be assigned
444	1000236131	$ 357,000.00	85.00	30	to be assigned
445	1000168277	$ 104,938.96	100.00	40	to be assigned
446	1000170102	$ 123,402.69	95.00	37	to be assigned
447	1000170987	$ 170,843.91	81.82	27	to be assigned
448	1970775	$ 82,719.13	87.16	32	to be assigned
449	1974359	$ 254,773.92	85.00	30	to be assigned
450	1974252	$ 378,000.00	90.00	34	to be assigned
451	1964562	$ 115,037.76	85.00	30	to be assigned
452	1945794	$ 155,421.23	85.00	30	to be assigned
453	1986578	$ 389,615.45	81.25	27	to be assigned
454	1961553	$ 280,250.00	95.00	37	to be assigned
455	1969909	$ 228,918.34	81.82	27	to be assigned
456	1971556	$ 157,153.75	84.77	30	to be assigned
457	1966252	$ 118,894.49	85.00	30	to be assigned
458	1946537	$ 173,137.15	83.72	29	to be assigned
459	1921119	$ 169,853.63	82.93	28	to be assigned
460	1962574	$ 255,600.00	90.00	34	to be assigned
461	1937058	$ 254,820.02	85.00	30	to be assigned
462	1972687	$ 155,684.37	95.00	37	to be assigned
463	1960709	$ 113,792.97	85.00	30	to be assigned
464	1963839	$ 89,917.84	86.54	31	to be assigned
465	1984627	$ 241,805.51	88.97	33	to be assigned
466	1889874	$ 131,903.98	88.00	32	to be assigned
467	1971553	$ 69,656.89	85.00	30	to be assigned
468	1980148	$ 148,630.45	85.00	30	to be assigned
469	1950740	$ 76,905.26	95.00	37	to be assigned
470	1902511	$ 103,538.77	85.00	30	to be assigned
471	1923706	$ 223,795.52	86.82	31	to be assigned
472	1929929	$ 101,918.83	82.26	28	to be assigned
473	1972199	$ 174,142.45	84.20	29	to be assigned
474	1958935	$ 188,312.91	85.00	30	to be assigned
475	1963089	$ 116,153.81	81.87	27	to be assigned
476	1954173	$ 299,700.77	83.33	28	to be assigned
477	1984340	$ 225,025.33	85.00	30	to be assigned
478	1950620	$ 84,917.78	85.00	30	to be assigned
479	1938223	$ 94,919.00	84.82	30	to be assigned
480	1945298	$ 76,444.91	90.00	34	to be assigned
481	1958604	$ 92,579.14	85.00	30	to be assigned
482	1976144	$ 175,634.44	95.00	37	to be assigned
483	1956316	$ 86,606.74	81.31	27	to be assigned
484	1948717	$ 79,586.04	81.63	27	to be assigned
485	1945720	$ 83,185.70	90.00	34	to be assigned
486	1959141	$ 230,595.48	81.05	26	to be assigned
487	1903311	$ 161,314.66	85.00	30	to be assigned
488	1895288	$ 157,126.10	85.00	30	to be assigned
489	1954101	$ 122,444.48	95.00	37	to be assigned
490	1969793	$ 154,578.11	85.00	30	to be assigned
491	1972152	$ 242,008.37	85.00	30	to be assigned
492	1961171	$ 285,000.00	95.00	37	to be assigned
493	1961253	$ 120,000.00	89.55	33	to be assigned
494	1963352	$ 134,707.47	88.24	33	to be assigned
495	1971828	$ 118,064.05	85.00	30	to be assigned
496	1969751	$ 199,317.17	85.00	30	to be assigned
497	1975754	$ 148,369.62	90.00	34	to be assigned
498	1884103	$ 125,567.17	85.00	30	to be assigned
499	1961449	$ 317,744.43	89.58	34	to be assigned
500	1930123	$ 174,877.72	88.83	33	to be assigned
501	1972127	$ 278,740.34	90.00	34	to be assigned
502	1943495	$ 323,752.23	82.03	27	to be assigned
503	1948876	$ 225,061.69	85.00	30	to be assigned
504	1951778	$ 76,277.94	85.00	30	to be assigned
505	1962107	$ 360,907.23	85.00	30	to be assigned
506	1967856	$ 114,662.24	85.00	30	to be assigned
507	1887988	$ 152,886.45	90.00	34	to be assigned
508	1959911	$ 268,402.64	85.00	30	to be assigned
509	1961645	$ 267,377.01	85.00	30	to be assigned
510	1962635	$ 409,506.46	82.83	28	to be assigned
511	1962969	$ 261,519.07	84.98	30	to be assigned
512	1963297	$ 306,000.00	90.00	34	to be assigned
513	1964820	$ 238,000.00	83.51	29	to be assigned
514	1968745	$ 236,215.00	85.00	30	to be assigned
515	1971355	$ 193,633.14	82.47	28	to be assigned
516	1971384	$ 121,374.34	84.97	30	to be assigned
517	1972438	$ 348,500.00	85.00	30	to be assigned
518	1972577	$ 314,685.82	90.00	34	to be assigned
519	1979799	$ 315,684.82	84.27	29	to be assigned
520	1000247717	$ 352,750.00	85.00	30	to be assigned
521	1881354	$ 101,582.48	95.00	37	to be assigned
522	1891218	$ 301,509.89	83.82	29	to be assigned
523	1906681	$ 63,685.91	85.00	30	to be assigned
524	1916652	$ 107,048.42	90.00	34	to be assigned
525	1917315	$ 140,122.99	92.25	35	to be assigned
526	1968892	$ 89,109.86	85.00	30	to be assigned
527	1974373	$ 118,728.76	90.00	34	to be assigned
528	1884854	$ 96,334.53	90.00	34	to be assigned
529	1949724	$ 107,033.77	90.00	34	to be assigned
530	1972471	$ 151,365.68	84.17	29	to be assigned
531	1974511	$ 229,500.00	90.00	34	to be assigned
532	1880249	$ 300,000.00	84.51	30	to be assigned
533	1962905	$ 184,353.18	87.86	32	to be assigned
534	1901925	$ 110,632.94	90.00	34	to be assigned
535	1924089	$ 382,263.47	90.00	34	to be assigned
536	1925179	$ 209,864.71	84.68	30	to be assigned
537	1958025	$ 57,375.00	85.00	30	to be assigned
538	1000176963	$ 63,641.43	85.00	30	to be assigned
539	1000204549	$ 213,803.70	84.42	29	to be assigned
540	1000207332	$ 207,811.96	89.27	33	to be assigned
541	1000243221	$ 150,165.65	85.00	30	to be assigned
542	1000165252	$ 104,452.69	85.00	30	to be assigned
543	1000169677	$ 207,578.96	85.00	30	to be assigned
544	1000176222	$ 197,075.53	85.00	30	to be assigned
545	1000212102	$ 56,928.56	85.00	30	to be assigned
546	1000249056	$ 73,434.20	83.05	28	to be assigned
547	1000177784	$ 53,515.85	90.00	34	to be assigned
548	1000179522	$ 50,971.55	85.00	30	to be assigned
549	1000210186	$ 144,500.00	85.00	30	to be assigned
550	1973075	$ 422,750.00	95.00	37	to be assigned
551	1977065	$ 391,500.00	90.00	34	to be assigned
552	1985531	$ 433,500.00	85.00	30	to be assigned
553	1000218990	$ 352,647.91	88.25	33	to be assigned
554	1925639	$ 254,808.85	85.00	30	to be assigned
555	1951323	$ 179,859.58	86.54	31	to be assigned
556	1956484	$ 158,159.78	90.00	34	to be assigned
557	1959320	$ 191,110.88	83.15	28	to be assigned
558	1959872	$ 203,858.89	85.00	30	to be assigned
559	1971595	$ 382,256.09	85.00	30	to be assigned
560	1976913	$ 334,800.00	90.00	34	to be assigned
561	1000243828	$ 373,748.54	85.00	30	to be assigned
562	1000243962	$ 187,000.00	85.00	30	to be assigned
563	1000248967	$ 224,267.81	89.80	34	to be assigned
564	1000263592	$ 121,000.00	84.03	29	to be assigned
565	1924260	$ 155,913.89	89.14	33	to be assigned
566	1000093874	$ 160,891.75	89.44	33	to be assigned
567	1000157216	$ 435,000.00	88.24	33	to be assigned
568	1000162558	$ 167,849.59	84.42	29	to be assigned
569	1000164672	$ 148,632.80	85.00	30	to be assigned
570	1000198994	$ 96,819.38	95.00	37	to be assigned
571	1000199190	$ 278,822.09	90.00	34	to be assigned
572	1000218794	$ 146,767.20	86.41	31	to be assigned
573	1000226106	$ 320,554.54	100.00	40	to be assigned
574	1000232563	$ 251,996.85	90.00	34	to be assigned
575	1907037	$ 147,600.00	90.00	34	to be assigned
576	1000201347	$ 106,163.76	85.00	30	to be assigned
577	1000204629	$ 180,062.88	85.00	30	to be assigned
578	1000207760	$ 71,049.82	90.00	34	to be assigned
579	1000223822	$ 154,698.22	90.00	34	to be assigned
580	1000100759	$ 360,000.00	90.00	34	to be assigned
581	1000164869	$ 348,115.10	84.79	30	to be assigned
582	1000169052	$ 169,866.06	85.00	30	to be assigned
583	1000210499	$ 280,291.83	85.00	30	to be assigned
584	1000164404	$ 126,247.04	95.00	37	to be assigned
585	1000200856	$ 54,859.65	90.00	34	to be assigned
586	1000245238	$ 113,902.80	81.43	27	to be assigned
587	1894475	$ 93,924.08	87.85	32	to be assigned
588	1896072	$ 106,173.87	85.00	30	to be assigned
589	1000204736	$ 237,832.01	82.07	27	to be assigned
590	1000207751	$ 79,135.71	90.00	34	to be assigned
591	1000215859	$ 84,946.89	85.00	30	to be assigned
592	1000228364	$ 206,877.15	90.00	34	to be assigned
593	1000238059	$ 403,393.78	85.00	30	to be assigned
594	1944127	$ 299,718.08	80.75	26	to be assigned
595	1949539	$ 226,773.58	86.64	31	to be assigned
596	1958385	$ 359,690.04	84.71	30	to be assigned
597	1958474	$ 270,000.00	84.38	29	to be assigned
598	1959029	$ 169,844.81	85.00	30	to be assigned
599	1961682	$ 219,759.19	83.02	28	to be assigned
600	1966355	$ 314,751.81	84.00	29	to be assigned
601	1970241	$ 271,800.14	85.00	30	to be assigned
602	1971854	$ 118,910.79	85.00	30	to be assigned
603	1972248	$ 328,000.00	88.65	33	to be assigned
604	1972842	$ 131,009.31	95.00	37	to be assigned
605	1972979	$ 299,726.14	84.51	30	to be assigned
606	1979162	$ 202,807.38	88.26	33	to be assigned
607	1979657	$ 180,078.84	85.00	30	to be assigned
608	1000236346	$ 110,357.10	85.00	30	to be assigned
609	1000248609	$ 233,530.34	85.00	30	to be assigned
610	1895523	$ 233,554.58	85.00	30	to be assigned
611	1937732	$ 139,272.75	85.00	30	to be assigned
612	1951082	$ 469,624.15	81.74	27	to be assigned
613	1951097	$ 324,755.16	81.25	27	to be assigned
614	1971529	$ 279,718.57	89.74	34	to be assigned
615	1972723	$ 377,741.17	90.00	34	to be assigned
616	1000164627	$ 184,872.04	88.10	32	to be assigned
617	1000238077	$ 284,739.35	89.06	33	to be assigned
618	1888361	$ 305,726.04	85.00	30	to be assigned
619	1945005	$ 175,636.78	95.00	37	to be assigned
620	1967984	$ 289,727.47	87.88	32	to be assigned
621	1000091983	$ 509,581.13	85.00	30	to be assigned
622	1000162843	$ 251,785.14	86.90	31	to be assigned
623	1000239352	$ 121,392.27	90.00	34	to be assigned
624	1828268	$ 73,900.00	85.00	30	to be assigned
625	1000091377	$ 404,654.70	89.01	33	to be assigned
626	1000238184	$ 494,577.97	89.19	33	to be assigned
627	1884185	$ 94,426.28	90.00	34	to be assigned
628	1965918	$ 297,292.13	85.00	30	to be assigned
629	1966819	$ 195,179.23	90.00	34	to be assigned
630	1966946	$ 148,408.17	90.00	34	to be assigned
631	1972880	$ 287,726.73	90.00	34	to be assigned
632	1936652	$ 125,915.28	86.01	31	to be assigned
633	1958258	$ 131,648.24	85.00	30	to be assigned
634	1968525	$ 245,100.00	95.00	37	to be assigned
635	1972619	$ 212,473.82	89.98	34	to be assigned
636	1972621	$ 112,973.98	95.00	37	to be assigned
637	1974729	$ 254,797.09	85.00	30	to be assigned
638	1000203112	$ 170,888.71	90.00	34	to be assigned
639	1000215948	$ 109,377.11	85.00	30	to be assigned
640	1893300	$ 197,858.27	90.00	34	to be assigned
641	1956547	$ 182,822.99	83.18	28	to be assigned
642	1000173421	$ 131,652.93	85.00	30	to be assigned
643	1000173957	$ 232,818.23	88.93	33	to be assigned
644	1000204460	$ 157,303.84	90.00	34	to be assigned
645	1958394	$ 191,571.10	90.00	34	to be assigned
646	1962100	$ 375,745.13	82.64	28	to be assigned
647	1967960	$ 279,228.33	84.44	29	to be assigned
648	1973361	$ 257,400.00	90.00	34	to be assigned
649	1000169472	$ 258,247.54	89.14	33	to be assigned
650	1000225697	$ 106,163.22	85.00	30	to be assigned
651	1000229906	$ 89,160.29	85.00	30	to be assigned
652	1931651	$ 274,500.00	90.00	34	to be assigned
653	1960071	$ 365,000.00	83.72	29	to be assigned
654	1000242277	$ 328,500.00	90.00	34	to be assigned
655	1948963	$ 93,443.35	85.00	30	to be assigned
656	1000117572	$ 152,893.09	90.00	34	to be assigned
657	1000158723	$ 139,879.46	82.35	28	to be assigned
658	1890601	$ 127,402.50	85.00	30	to be assigned
659	1943877	$ 84,938.47	85.00	30	to be assigned
660	1958390	$ 355,381.55	80.84	26	to be assigned
661	1959742	$ 288,000.00	90.00	34	to be assigned
662	1960038	$ 227,250.00	90.00	34	to be assigned
663	1960544	$ 280,500.00	85.00	30	to be assigned
664	1965094	$ 149,458.05	88.00	32	to be assigned
665	1971853	$ 412,619.33	89.78	34	to be assigned
666	1889499	$ 118,919.34	85.00	30	to be assigned
667	1908804	$ 310,274.13	90.00	34	to be assigned
668	1000176909	$ 359,655.11	84.31	29	to be assigned
669	1717126	$ 269,824.28	90.00	34	to be assigned
670	1908586	$ 100,743.19	90.00	34	to be assigned
671	1929253	$ 103,423.19	90.00	34	to be assigned
672	1933586	$ 493,200.00	90.00	34	to be assigned
673	1937727	$ 51,300.00	90.00	34	to be assigned
674	1938184	$ 152,911.97	90.00	34	to be assigned
675	1946443	$ 538,000.00	84.33	29	to be assigned
676	1948875	$ 182,597.21	85.00	30	to be assigned
677	1950241	$ 112,433.92	90.00	34	to be assigned
678	1951747	$ 270,000.00	90.00	34	to be assigned
679	1952461	$ 308,750.00	88.21	32	to be assigned
680	1953233	$ 323,795.49	89.82	34	to be assigned
681	1953234	$ 305,706.92	89.99	34	to be assigned
682	1954885	$ 242,716.46	84.38	29	to be assigned
683	1961068	$ 304,300.00	85.00	30	to be assigned
684	1962529	$ 344,045.70	85.00	30	to be assigned
685	1962942	$ 410,288.20	85.00	30	to be assigned
686	1964381	$ 314,784.31	87.50	32	to be assigned
687	1964453	$ 94,947.01	100.00	40	to be assigned
688	1969360	$ 127,761.64	84.21	29	to be assigned
689	1971700	$ 88,130.50	90.00	34	to be assigned
690	1974182	$ 231,236.44	90.00	34	to be assigned
691	1975362	$ 359,719.16	90.00	34	to be assigned
692	1977389	$ 247,500.00	90.00	34	to be assigned
693	1978256	$ 144,354.76	85.00	30	to be assigned
694	1978454	$ 75,150.00	90.00	34	to be assigned
695	1978460	$ 179,869.06	90.00	34	to be assigned
696	1979775	$ 77,496.86	95.00	37	to be assigned
697	1980923	$ 314,266.60	83.87	29	to be assigned
698	1981061	$ 422,000.00	89.79	34	to be assigned
699	1982312	$ 153,000.00	90.00	34	to be assigned
700	1983443	$ 220,847.13	85.00	30	to be assigned
701	1984033	$ 190,638.91	90.00	34	to be assigned
702	1000081556	$ 179,001.96	90.00	34	to be assigned
703	1000106441	$ 73,825.50	85.00	30	to be assigned
704	1000116305	$ 154,247.47	90.00	34	to be assigned
705	1000121709	$ 316,600.04	90.00	34	to be assigned
706	1000129382	$ 186,200.00	95.00	37	to be assigned
707	1000136720	$ 211,330.86	90.00	34	to be assigned
708	1000138559	$ 79,143.53	90.00	34	to be assigned
709	1000150758	$ 204,862.17	89.91	34	to be assigned
710	1000151597	$ 102,544.00	90.00	34	to be assigned
711	1000152649	$ 76,439.12	90.00	34	to be assigned
712	1000152970	$ 118,723.46	90.00	34	to be assigned
713	1000154166	$ 157,382.52	90.00	34	to be assigned
714	1000155094	$ 130,909.39	87.33	32	to be assigned
715	1000174821	$ 145,818.83	100.00	40	to be assigned
716	1000184320	$ 229,311.51	90.00	34	to be assigned
717	1000187942	$ 184,500.00	88.70	33	to be assigned
718	1000188095	$ 184,500.00	88.70	33	to be assigned
719	1000190787	$ 435,850.00	89.99	34	to be assigned
720	1000195719	$ 144,818.34	90.00	34	to be assigned
721	1000199298	$ 175,388.07	90.00	34	to be assigned
722	1000204433	$ 148,410.04	89.98	34	to be assigned
723	1000208750	$ 178,076.74	90.00	34	to be assigned
724	1000225189	$ 134,865.60	90.00	34	to be assigned
725	1000227855	$ 56,210.70	90.00	34	to be assigned
726	1000230075	$ 67,324.40	95.00	37	to be assigned
727	1000231001	$ 152,907.31	90.00	34	to be assigned
728	1000233072	$ 263,916.32	85.00	30	to be assigned
729	1000238228	$ 394,885.52	95.00	37	to be assigned
730	1000257705	$ 110,428.08	85.00	30	to be assigned
731	1000261638	$ 75,520.15	85.00	30	to be assigned
732	1000276427	$ 170,002.13	90.00	34	to be assigned
733	1000296664	$ 377,620.08	90.00	34	to be assigned
734	1000304450	$ 113,803.83	85.00	30	to be assigned
735	1920895	$ 56,166.47	81.45	27	to be assigned
736	1000090911	$ 65,910.49	95.00	37	to be assigned
737	1000142358	$ 71,959.84	90.00	34	to be assigned
738	1000151007	$ 72,613.04	85.00	30	to be assigned
739	1927487	$ 74,697.21	85.00	30	to be assigned
740	1924385	$ 78,242.47	90.00	34	to be assigned
741	1947504	$ 88,837.91	90.00	34	to be assigned
742	1000151882	$ 89,935.83	90.00	34	to be assigned
743	1000139424	$ 91,271.34	90.00	34	to be assigned
744	1000132476	$ 92,701.00	94.90	37	to be assigned
745	1866632	$ 94,659.99	89.81	34	to be assigned
746	1909759	$ 95,000.00	84.82	30	to be assigned
747	1000131967	$ 94,919.79	95.00	37	to be assigned
748	1000104185	$ 103,295.21	90.00	34	to be assigned
749	1938020	$ 103,347.42	90.00	34	to be assigned
750	1912834	$ 113,400.00	90.00	34	to be assigned
751	1000128141	$ 113,917.90	84.44	29	to be assigned
752	1000115501	$ 116,830.58	90.00	34	to be assigned
753	1874495	$ 116,858.46	90.00	34	to be assigned
754	1000177481	$ 118,660.98	95.00	37	to be assigned
755	1000196086	$ 120,911.97	89.63	34	to be assigned
756	1000029944	$ 121,279.89	90.00	34	to be assigned
757	1000193098	$ 121,499.34	95.00	37	to be assigned
758	1000135464	$ 122,327.36	90.00	34	to be assigned
759	1916541	$ 122,986.61	90.00	34	to be assigned
760	1000075288	$ 127,351.22	85.00	30	to be assigned
761	1000142287	$ 133,838.01	95.00	37	to be assigned
762	1000132993	$ 134,904.72	90.00	34	to be assigned
763	1000137765	$ 138,735.81	85.00	30	to be assigned
764	1861260	$ 144,154.29	90.00	34	to be assigned
765	1000070434	$ 145,624.53	90.00	34	to be assigned
766	1927431	$ 147,123.21	92.03	35	to be assigned
767	1913355	$ 148,500.00	90.00	34	to be assigned
768	1000125803	$ 155,686.66	95.00	37	to be assigned
769	1000144640	$ 157,394.10	90.00	34	to be assigned
770	1960915	$ 158,306.00	90.00	34	to be assigned
771	1909337	$ 160,102.95	90.00	34	to be assigned
772	1954418	$ 161,395.96	85.00	30	to be assigned
773	1958737	$ 164,215.01	95.00	37	to be assigned
774	1000172226	$ 166,407.14	90.00	34	to be assigned
775	1970209	$ 169,897.01	85.00	30	to be assigned
776	1000167358	$ 170,884.68	90.00	34	to be assigned
777	1000111300	$ 171,595.98	85.00	30	to be assigned
778	1946615	$ 174,697.81	83.73	29	to be assigned
779	1000148361	$ 176,251.07	90.00	34	to be assigned
780	1941967	$ 179,730.64	90.00	34	to be assigned
781	1903754	$ 183,339.99	90.00	34	to be assigned
782	1000167232	$ 184,372.38	90.00	34	to be assigned
783	1958497	$ 190,000.00	84.07	29	to be assigned
784	1906604	$ 190,522.19	95.00	37	to be assigned
785	1938660	$ 190,661.20	90.00	34	to be assigned
786	1000153185	$ 191,121.41	85.00	30	to be assigned
787	1000098469	$ 193,149.19	90.00	34	to be assigned
788	1881447	$ 199,000.00	89.84	34	to be assigned
789	1000139905	$ 202,355.63	90.00	34	to be assigned
790	1956627	$ 206,830.32	90.00	34	to be assigned
791	1957747	$ 207,832.84	84.90	30	to be assigned
792	1000150669	$ 222,601.47	85.00	30	to be assigned
793	1000137729	$ 224,849.02	84.91	30	to be assigned
794	1924797	$ 226,973.11	82.00	27	to be assigned
795	1000143160	$ 230,713.30	89.99	34	to be assigned
796	1000111284	$ 233,593.15	85.00	30	to be assigned
797	1000132582	$ 246,000.00	82.00	27	to be assigned
798	1917630	$ 246,332.91	85.00	30	to be assigned
799	1909341	$ 258,754.25	90.88	34	to be assigned
800	1956638	$ 264,133.31	85.00	30	to be assigned
801	1000129186	$ 268,772.89	99.81	40	to be assigned
802	1000146586	$ 269,776.49	93.10	36	to be assigned
803	1952661	$ 279,707.66	88.89	33	to be assigned
804	1000109108	$ 287,667.39	90.00	34	to be assigned
805	1000031806	$ 287,825.52	90.00	34	to be assigned
806	1967047	$ 293,034.53	85.00	30	to be assigned
807	1789174	$ 305,313.05	90.00	34	to be assigned
808	1000140234	$ 305,768.32	90.00	34	to be assigned
809	1967492	$ 308,650.00	90.00	34	to be assigned
810	1000096611	$ 310,240.43	82.80	28	to be assigned
811	1000126777	$ 319,762.51	87.67	32	to be assigned
812	1962106	$ 323,683.93	95.00	37	to be assigned
813	1000115823	$ 328,186.26	89.98	34	to be assigned
814	1929786	$ 329,390.04	86.84	31	to be assigned
815	1000100492	$ 331,888.86	90.00	34	to be assigned
816	1000105950	$ 346,462.95	95.00	37	to be assigned
817	1963190	$ 350,746.21	90.00	34	to be assigned
818	1000124396	$ 350,759.66	84.58	30	to be assigned
819	1000142367	$ 352,548.47	90.00	34	to be assigned
820	1910152	$ 360,000.00	90.00	34	to be assigned
821	1000102604	$ 377,653.84	90.00	34	to be assigned
822	1935166	$ 377,280.81	90.00	34	to be assigned
823	1950227	$ 394,896.15	85.00	30	to be assigned
824	1000127892	$ 398,255.22	90.00	34	to be assigned
825	1923798	$ 407,665.31	85.00	30	to be assigned
826	1956804	$ 422,646.37	90.00	34	to be assigned
827	1981794	$ 445,500.00	90.00	34	to be assigned
828	1000179675	$ 449,721.73	83.33	28	to be assigned
829	1000137337	$ 509,617.70	80.95	26	to be assigned
830	1000166279	$ 402,999.99	89.56	34	to be assigned
831	1000193203	$ 85,434.61	90.00	34	to be assigned
832	1000248887	$ 490,000.00	81.67	27	to be assigned
833	1000046738	$ 77,809.73	95.00	37	to be assigned
834	1911542	$ 499,598.17	89.83	34	to be assigned
835	1000137925	$ 383,052.88	90.00	34	to be assigned
836	1000152756	$ 80,690.07	85.00	30	to be assigned
837	1000185436	$ 364,274.60	90.00	34	to be assigned
838	1000191811	$ 385,870.86	90.00	34	to be assigned
839	1000213414	$ 179,827.55	83.72	29	to be assigned
840	1000256109	$ 303,999.99	86.88	31	to be assigned
841	1000272136	$ 193,377.87	90.00	34	to be assigned
842	1000159045	$ 88,763.24	95.00	37	to be assigned
843	1000200366	$ 74,945.44	91.46	35	to be assigned
844	1000272500	$ 188,837.27	90.00	34	to be assigned
845	1962888	$ 82,379.01	85.00	30	to be assigned
846	1967316	$ 138,605.98	95.00	37	to be assigned
847	1977479	$ 129,898.59	100.00	40	to be assigned
848	1986534	$ 67,369.38	87.66	32	to be assigned
849	1974365	$ 121,408.92	83.22	28	to be assigned
850	1967087	$ 91,132.31	95.00	37	to be assigned
851	1970915	$ 152,659.56	95.00	37	to be assigned
852	1913657	$ 169,800.21	100.00	40	to be assigned
853	1927796	$ 479,657.79	80.67	26	to be assigned
854	1952499	$ 144,812.22	90.00	34	to be assigned
855	1984184	$ 156,615.04	95.00	37	to be assigned
856	1984661	$ 168,954.41	95.00	37	to be assigned
857	1968263	$ 224,808.16	90.00	34	to be assigned
858	1986519	$ 360,970.97	85.00	30	to be assigned
859	1986317	$ 67,408.29	86.47	31	to be assigned
860	1986666	$ 151,086.65	90.00	34	to be assigned
861	1976554	$ 111,525.50	90.00	34	to be assigned
862	1932354	$ 75,350.61	82.07	27	to be assigned
863	1949940	$ 161,365.85	95.00	37	to be assigned
864	1984543	$ 173,551.90	90.00	34	to be assigned
865	1950838	$ 197,854.52	90.00	34	to be assigned
866	1988402	$ 91,722.50	85.00	30	to be assigned
867	1950671	$ 166,988.03	95.00	37	to be assigned
868	1988625	$ 251,791.39	90.00	34	to be assigned
869	1985486	$ 220,864.11	90.00	34	to be assigned
870	1988695	$ 110,803.87	95.00	37	to be assigned
871	1941391	$ 94,435.94	90.00	34	to be assigned
872	1986933	$ 91,739.64	90.00	34	to be assigned
873	1982955	$ 89,940.22	90.00	34	to be assigned
874	1970097	$ 93,439.76	80.60	26	to be assigned
875	1979487	$ 258,815.35	89.62	34	to be assigned
876	1960311	$ 196,073.60	90.00	34	to be assigned
877	1934643	$ 65,151.68	90.00	34	to be assigned
878	1953798	$ 71,941.56	90.00	34	to be assigned
879	1966625	$ 134,011.83	90.00	34	to be assigned
880	1983086	$ 87,221.53	87.50	32	to be assigned
881	1984592	$ 142,895.98	86.67	31	to be assigned
882	1953040	$ 61,665.73	95.00	37	to be assigned
883	1958684	$ 71,145.00	89.00	33	to be assigned
884	1987143	$ 85,876.72	90.00	34	to be assigned
885	1963118	$ 98,640.23	90.00	34	to be assigned
886	1970891	$ 67,308.65	93.89	37	to be assigned
887	1958311	$ 112,077.51	81.97	27	to be assigned
888	1962122	$ 69,302.02	95.00	37	to be assigned
889	1975676	$ 72,396.76	90.00	34	to be assigned
890	1956601	$ 109,894.61	100.00	40	to be assigned
891	1946731	$ 122,907.60	90.00	34	to be assigned
892	1954093	$ 67,734.16	90.00	34	to be assigned
893	1980560	$ 70,140.14	90.00	34	to be assigned
894	1920083	$ 222,824.39	88.49	33	to be assigned
895	1931330	$ 292,282.92	83.10	28	to be assigned
896	1921788	$ 340,000.00	85.00	30	to be assigned
897	1977366	$ 247,293.09	90.00	34	to be assigned
898	1978215	$ 326,752.41	92.11	35	to be assigned
899	1976253	$ 68,828.30	95.00	37	to be assigned
900	1954094	$ 247,982.08	85.00	30	to be assigned
901	1963265	$ 332,724.34	90.00	34	to be assigned
902	1914988	$ 299,825.60	83.33	28	to be assigned
903	1970292	$ 175,600.16	95.00	37	to be assigned
904	1955937	$ 159,997.55	85.00	30	to be assigned
905	1967436	$ 101,082.81	85.00	30	to be assigned
906	1974474	$ 94,379.90	89.95	34	to be assigned
907	1953460	$ 78,680.45	89.38	33	to be assigned
908	1977551	$ 89,176.84	85.00	30	to be assigned
909	1977716	$ 76,178.72	90.00	34	to be assigned
910	1980472	$ 129,604.33	83.81	29	to be assigned
911	1968822	$ 193,500.00	90.00	34	to be assigned
912	1946924	$ 125,925.22	90.00	34	to be assigned
913	1961649	$ 539,552.98	90.00	34	to be assigned
914	1976409	$ 219,248.22	89.96	34	to be assigned
915	1000132449	$ 257,208.01	90.00	34	to be assigned
916	1000153434	$ 166,371.40	89.04	33	to be assigned
917	1000185757	$ 118,914.72	85.00	30	to be assigned
918	1000193365	$ 166,402.20	84.30	29	to be assigned
919	1000270450	$ 108,187.99	85.28	30	to be assigned
920	1000130272	$ 197,838.50	84.98	30	to be assigned
921	1000180976	$ 143,781.96	90.00	34	to be assigned
922	1000208885	$ 77,936.50	82.11	27	to be assigned
923	1000264332	$ 86,381.88	95.00	37	to be assigned
924	1000100606	$ 121,500.00	81.00	26	to be assigned
925	1000131903	$ 131,664.25	85.00	30	to be assigned
926	1000215902	$ 93,405.12	85.00	30	to be assigned
927	1000222734	$ 76,410.60	90.00	34	to be assigned
928	1000260960	$ 109,923.91	93.22	36	to be assigned
929	1933279	$ 91,933.08	84.40	29	to be assigned
930	1000112513	$ 110,066.74	85.00	30	to be assigned
931	1000117965	$ 123,945.72	95.38	38	to be assigned
932	1000131280	$ 116,914.89	90.00	34	to be assigned
933	1000147692	$ 77,290.26	85.00	30	to be assigned
934	1000162264	$ 174,470.42	90.00	34	to be assigned
935	1000165877	$ 109,908.93	94.02	37	to be assigned
936	1000178578	$ 74,051.22	95.00	37	to be assigned
937	1000182901	$ 148,396.51	90.00	34	to be assigned
938	1000183152	$ 124,218.26	95.00	37	to be assigned
939	1000191143	$ 118,715.73	90.00	34	to be assigned
940	1000197904	$ 62,979.98	95.00	37	to be assigned
941	1000199733	$ 75,589.20	85.00	30	to be assigned
942	1000202756	$ 66,953.89	89.33	33	to be assigned
943	1000209349	$ 68,730.91	85.00	30	to be assigned
944	1000240689	$ 88,562.44	88.63	33	to be assigned
945	1000257108	$ 114,927.04	88.46	33	to be assigned
946	1941931	$ 139,405.91	90.00	34	to be assigned
947	1000193766	$ 110,921.06	83.46	29	to be assigned
948	1942416	$ 485,250.00	92.57	36	to be assigned
949	1975836	$ 477,000.00	88.66	33	to be assigned
950	1945676	$ 343,994.51	85.00	30	to be assigned
951	1955780	$ 256,500.00	90.00	34	to be assigned
952	1000231519	$ 373,389.51	90.00	34	to be assigned
953	1000260149	$ 212,500.00	85.00	30	to be assigned
954	1932935	$ 122,550.00	95.00	37	to be assigned
955	1946837	$ 163,693.40	90.00	34	to be assigned
956	1947399	$ 113,332.70	90.00	34	to be assigned
957	1953647	$ 155,591.75	90.00	34	to be assigned
958	1960594	$ 306,000.00	90.00	34	to be assigned
959	1967446	$ 157,383.11	90.00	34	to be assigned
960	1969952	$ 147,486.56	90.00	34	to be assigned
961	1973848	$ 241,248.40	85.00	30	to be assigned
962	1000273714	$ 142,865.61	84.12	29	to be assigned
963	1000295665	$ 107,865.18	85.00	30	to be assigned
964	1950950	$ 167,257.00	90.00	34	to be assigned
965	1973014	$ 73,741.27	90.00	34	to be assigned
966	1986006	$ 126,791.80	90.00	34	to be assigned
967	1000004774	$ 191,126.79	85.00	30	to be assigned
968	1000107100	$ 197,876.29	90.00	34	to be assigned
969	1000137970	$ 175,369.10	90.00	34	to be assigned
970	1000154219	$ 188,876.37	90.00	34	to be assigned
971	1000184062	$ 158,443.61	83.47	29	to be assigned
972	1000191170	$ 130,412.25	90.00	34	to be assigned
973	1000193025	$ 47,931.32	87.27	32	to be assigned
974	1000193418	$ 215,774.49	85.00	30	to be assigned
975	1000109652	$ 80,948.35	90.00	34	to be assigned
976	1000187933	$ 88,133.22	90.00	34	to be assigned
977	1870436	$ 146,900.00	94.98	37	to be assigned
978	1000152701	$ 112,436.60	90.00	34	to be assigned
979	1000181644	$ 109,581.49	85.00	30	to be assigned
980	1000182705	$ 116,913.16	89.66	34	to be assigned
981	1000186596	$ 128,623.62	90.00	34	to be assigned
982	1000191722	$ 458,522.87	86.58	31	to be assigned
983	1000192730	$ 197,505.27	85.00	30	to be assigned
984	1000202827	$ 109,933.36	83.97	29	to be assigned
985	1000238781	$ 87,223.35	90.00	34	to be assigned
986	1000262325	$ 493,433.52	89.95	34	to be assigned
987	1926352	$ 118,920.95	80.95	26	to be assigned
988	1000092054	$ 103,438.57	90.00	34	to be assigned
989	1000100802	$ 227,809.39	82.91	28	to be assigned
990	1000118161	$ 80,939.28	85.26	30	to be assigned
991	1000185187	$ 114,771.14	90.00	34	to be assigned
992	1000194738	$ 125,555.56	85.00	30	to be assigned
993	1000219276	$ 139,405.19	90.00	34	to be assigned
994	1000229069	$ 93,826.02	89.52	33	to be assigned
995	1937455	$ 161,000.00	89.44	33	to be assigned
996	1000102659	$ 146,899.34	84.97	30	to be assigned
997	1000117055	$ 449,666.03	80.36	26	to be assigned
998	1000146657	$ 167,883.79	86.60	31	to be assigned
999	1000146835	$ 208,109.98	85.00	30	to be assigned
1000	1000161540	$ 382,154.21	85.00	30	to be assigned
1001	1000188941	$ 259,793.11	84.97	30	to be assigned
1002	1000195817	$ 193,356.39	90.00	34	to be assigned
1003	1000199350	$ 143,906.28	90.00	34	to be assigned
1004	1000205664	$ 206,840.11	89.61	34	to be assigned
1005	1000238549	$ 152,886.45	90.00	34	to be assigned
1006	1000263814	$ 409,743.85	84.54	30	to be assigned
1007	1000288628	$ 176,890.54	100.00	40	to be assigned
1008	1000136588	$ 139,400.55	90.00	34	to be assigned
1009	1000168589	$ 178,359.36	85.00	30	to be assigned
1010	1000173056	$ 444,286.21	90.00	34	to be assigned
1011	1859575	$ 400,280.77	80.10	26	to be assigned
1012	1913350	$ 224,867.85	90.00	34	to be assigned
1013	1000109064	$ 110,410.31	85.00	30	to be assigned
1014	1000138700	$ 157,342.91	90.00	34	to be assigned
1015	1000150204	$ 375,072.64	90.00	34	to be assigned
1016	1947043	$ 135,749.17	95.00	37	to be assigned
1017	1962388	$ 146,585.55	90.00	34	to be assigned
1018	1000093712	$ 144,298.08	95.00	37	to be assigned
1019	1000107547	$ 86,393.16	95.00	37	to be assigned
1020	1000107958	$ 122,907.80	84.83	30	to be assigned
1021	1000112826	$ 69,945.93	87.50	32	to be assigned
1022	1000135446	$ 159,365.40	95.00	37	to be assigned
1023	1000151711	$ 67,268.66	90.00	34	to be assigned
1024	1000155021	$ 126,794.94	90.00	34	to be assigned
1025	1000159367	$ 149,992.98	95.00	37	to be assigned
1026	1000171691	$ 150,893.42	87.28	32	to be assigned
1027	1000179167	$ 82,330.59	85.00	30	to be assigned
1028	1000186015	$ 195,331.68	85.00	30	to be assigned
1029	1000167768	$ 111,933.53	84.21	29	to be assigned
1030	1000195498	$ 170,885.03	90.00	34	to be assigned
1031	1000147647	$ 74,056.92	95.00	37	to be assigned
1032	1000190634	$ 105,901.16	90.00	34	to be assigned
1033	1000192035	$ 131,951.99	95.00	37	to be assigned
1034	1000194774	$ 399,655.60	87.91	32	to be assigned
1035	1000198477	$ 125,896.51	93.33	36	to be assigned
1036	1000198565	$ 65,506.89	95.00	37	to be assigned
1037	1000224322	$ 98,412.08	90.00	34	to be assigned
1038	1000253237	$ 111,921.74	100.00	40	to be assigned
1039	1000255477	$ 94,794.24	95.00	37	to be assigned
1040	1000269435	$ 76,448.67	90.00	34	to be assigned
1041	1000271039	$ 123,156.68	85.00	30	to be assigned
1042	1914667	$ 119,923.48	88.89	33	to be assigned
1043	1920617	$ 302,100.00	95.00	37	to be assigned
1044	1939926	$ 81,935.39	85.42	30	to be assigned
1045	1939994	$ 179,765.07	90.00	34	to be assigned
1046	1942395	$ 370,268.52	82.33	28	to be assigned
1047	1955213	$ 169,875.08	81.34	27	to be assigned
1048	1958263	$ 283,500.00	90.00	34	to be assigned
1049	1962374	$ 418,114.25	90.00	34	to be assigned
1050	1963729	$ 395,000.00	84.95	30	to be assigned
1051	1965291	$ 146,115.01	85.00	30	to be assigned
1052	1967358	$ 175,384.61	90.00	34	to be assigned
1053	1974825	$ 467,500.00	85.00	30	to be assigned
1054	1978270	$ 83,635.99	90.00	34	to be assigned
1055	1986173	$ 149,285.75	90.00	34	to be assigned
1056	1988513	$ 225,095.77	85.00	30	to be assigned
1057	1970699	$ 89,944.91	90.00	34	to be assigned
1058	1972544	$ 147,092.88	95.00	37	to be assigned
1059	1976958	$ 148,372.14	90.00	34	to be assigned
1060	1977098	$ 175,361.72	90.00	34	to be assigned
1061	1979509	$ 152,906.35	90.00	34	to be assigned
1062	1980128	$ 73,742.43	83.39	29	to be assigned
1063	1986105	$ 303,760.01	95.00	37	to be assigned
1064	1820384	$ 198,703.70	82.92	28	to be assigned
1065	1906326	$ 372,932.68	90.00	34	to be assigned
1066	1926163	$ 194,850.00	90.00	34	to be assigned
1067	1955803	$ 340,000.00	92.90	36	to be assigned
1068	1956786	$ 260,790.25	90.00	34	to be assigned
1069	1976328	$ 223,046.39	90.00	34	to be assigned
1070	1981864	$ 481,000.00	83.65	29	to be assigned
1071	1948344	$ 244,916.27	95.00	37	to be assigned
1072	1953885	$ 125,024.58	95.00	37	to be assigned
1073	1956818	$ 117,645.21	85.00	30	to be assigned
1074	1000210738	$ 476,601.22	90.00	34	to be assigned
1075	1000216126	$ 198,000.00	84.26	29	to be assigned
1076	1000131672	$ 182,854.38	83.18	28	to be assigned
1077	1000134697	$ 355,921.16	95.00	37	to be assigned
1078	1000183447	$ 247,363.39	90.00	34	to be assigned
1079	1000275464	$ 403,402.37	95.00	37	to be assigned
1080	1000277275	$ 143,876.01	90.00	34	to be assigned
1081	1000132537	$ 179,869.72	90.00	34	to be assigned
1082	1000200552	$ 101,624.89	90.00	34	to be assigned
1083	1000205110	$ 152,878.25	90.00	34	to be assigned
1084	1000251765	$ 132,402.65	87.17	32	to be assigned
1085	1899084	$ 359,755.39	90.00	34	to be assigned
1086	1941920	$ 296,727.34	90.00	34	to be assigned
1087	1000124591	$ 277,029.46	84.00	29	to be assigned
1088	1000149164	$ 85,437.80	90.00	34	to be assigned
1089	1000170567	$ 52,161.26	90.00	34	to be assigned
1090	1000200375	$ 148,093.19	90.00	34	to be assigned
1091	1000215528	$ 399,229.21	85.00	30	to be assigned
1092	1000228505	$ 140,500.76	93.11	36	to be assigned
1093	1000239290	$ 89,176.08	85.00	30	to be assigned
1094	1984973	$ 278,792.94	90.00	34	to be assigned
1095	1000216992	$ 450,000.00	90.00	34	to be assigned
1096	1965880	$ 130,122.53	90.00	34	to be assigned
1097	1978138	$ 272,476.03	90.00	34	to be assigned
1098	1972693	$ 384,300.00	90.00	34	to be assigned
1099	1974817	$ 174,158.71	85.00	30	to be assigned
1100	1982296	$ 109,720.12	90.00	34	to be assigned
1101	1982445	$ 286,200.00	90.00	34	to be assigned
1102	1960136	$ 259,161.73	82.02	27	to be assigned
1103	1963565	$ 127,400.04	91.07	35	to be assigned
1104	1000262655	$ 56,840.25	90.00	34	to be assigned
1105	1000116591	$ 328,236.00	90.00	34	to be assigned
1106	1000166698	$ 128,157.17	85.50	30	to be assigned
1107	1000172093	$ 107,925.29	90.00	34	to be assigned
1108	1000058243	$ 157,356.22	90.00	34	to be assigned
1109	1000110757	$ 214,499.99	85.12	30	to be assigned
1110	1000136757	$ 347,649.99	85.00	30	to be assigned
1111	1000136819	$ 292,230.39	86.03	31	to be assigned
1112	1000218491	$ 161,402.16	85.00	30	to be assigned
1113	1000174689	$ 88,936.22	84.76	30	to be assigned
1114	1000179185	$ 314,786.49	90.00	34	to be assigned
1115	1000179960	$ 247,500.00	90.00	34	to be assigned
1116	1000230048	$ 108,728.46	85.00	30	to be assigned
1117	1000178729	$ 341,768.18	90.00	34	to be assigned
1118	1938018	$ 307,700.00	85.00	30	to be assigned
1119	1982175	$ 291,367.85	85.00	30	to be assigned
1120	1000284007	$ 346,800.00	85.00	30	to be assigned
1121	1949129	$ 179,848.03	90.00	34	to be assigned
1122	1000152916	$ 148,405.78	90.00	34	to be assigned
1123	1000192491	$ 133,981.10	90.00	34	to be assigned
1124	1000194961	$ 101,621.06	90.00	34	to be assigned
1125	1000246139	$ 255,808.09	89.82	34	to be assigned
1126	1000167027	$ 139,926.65	87.50	32	to be assigned
1127	1967544	$ 211,289.05	83.93	29	to be assigned
1128	1976595	$ 240,811.99	89.93	34	to be assigned
1129	1963170	$ 107,915.74	90.00	34	to be assigned
1130	1973901	$ 86,947.29	81.31	27	to be assigned
1131	1000205441	$ 342,000.00	95.00	37	to be assigned
1132	1000195238	$ 314,741.79	86.30	31	to be assigned
1133	1961144	$ 134,550.00	90.00	34	to be assigned
1134	1947251	$ 242,053.38	85.00	30	to be assigned
1135	1915174	$ 247,357.60	90.00	34	to be assigned
1136	1000085142	$ 285,116.20	90.00	34	to be assigned
1137	1000119482	$ 225,000.00	88.24	33	to be assigned
1138	1000169445	$ 267,900.00	95.00	37	to be assigned
1139	1000145480	$ 125,914.59	90.00	34	to be assigned